Exhibit 10.4

STOCK PURCHASE AGREEMENT Between MAGNETECH INTEGRATED SERVICES CORP. and THE PURCHASER(S) LISTED ON SCHEDULE 1 HERETO May __, 2004

THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into as of May __, 2004, between Magnetech Integrated Services Corp. a corporation organized and existing under the laws of the State of Indiana (the “Company”), and the purchaser listed on Schedule 1 hereto (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to the Purchaser and the Purchaser desires to acquire from the Company [          ] shares of the Company’s Common Stock, (the “Common Stock”), no par value.

IN CONSIDERATION of the mutual covenants contained in this Agreement, the Company and each Purchaser agree as follows:

SECTION I

CERTAIN DEFINITIONS

1.1 Certain Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms have the meanings indicated:

“Affiliate” means, with respect to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

“Agreement” shall have the meaning set forth in the introductory paragraph of this Agreement.
“Business Day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government actions to close.
“Change of Control” means the acquisition, directly or indirectly, by any Person of ownership of, or the power to direct the exercise of voting power with respect to, a majority of the issued and outstanding voting securities of the Company.
“Closing” shall have the meaning set forth in Section 2.2(a).

“Closing Date” shall have the meaning set forth in Section 2.2(a).
“Common Stock” means shares now or hereafter authorized of the class of common stock, no par value, of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

“Company” shall have the meaning set forth in the introductory paragraph.

“Control Person” shall have the meaning set forth in Section 4.7 (a) hereof.

“Default” means any event or condition which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

“Disclosure Documents” means all the documents and materials set forth on Schedule 1.1 hereto provided to the Purchaser and/or its representatives in connection with the Company and this offering.

“Escrow Agent” shall mean Wilmington Trust Company, a financial institution chartered under the laws of the State of Delaware.

“Event of Default” shall have the meaning set forth in Section 5.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Indemnified Party” shall have the meaning set forth in Section 4.7(b) hereof.

“Indemnifying Party” shall have the meaning set forth in Section 4.7(b) hereof.
“Losses” shall have the meaning set forth in Section 4.7(a) hereof.

“Material” shall mean having a financial consequence in excess of $25,000.

“Material Adverse Effect” shall have the meaning set forth in Section 3.1(a).
“Magnetech” means Magnetech Industrial Services Inc., subsidiary of the Company.
“Person” means an individual or a corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” shall have the meaning set forth in Section 2.1(b).

“Purchaser” shall have the meaning set forth in the introductory paragraph.
“Reporting Issuer” means a company that is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

“Required Approvals” shall have the meaning set forth in Section 3.1(f).

“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.

“Series A Preferred” means the Series A Convertible Redeemable Preferred Stock of Magnetech Industrial Services with a Stated Value of one dollar ($1) per share that is convertible into Common Stock.

“Shares” shall have the meaning set forth in Section 2.1(a).
“Strasbourger” shall mean Strasbourger Pearson Tulcin Wolff Inc., a New York corporation.

“Subsidiaries” shall have the meaning set forth in Section 3.1(a).

“Transaction Documents” means this Agreement and all exhibits and schedules hereto and all other documents, instruments and writings required pursuant to this Agreement.

SECTION II

PURCHASE AND SALE OF SHARES

2.1 Purchase and Sale; Purchase Price.

(a) Subject to the terms and conditions set forth herein, the Company shall issue and sell and the Purchaser shall purchase [ ] shares of Common Stock (the “Shares”).

(b) The purchase price for each Share shall be $0.20 (the “Per Share Consideration”). The Per Share Consideration multiplied by the number of Shares to be purchased by the Purchaser is referred to as the “Purchase Price.”

2.2 Execution and Delivery of Documents; The Closing(s).

(a) The Closing of the purchase and sale of the Shares (the “Closing”) shall take place after the execution and delivery of this Agreement and within three Business Days (but in no event later than five days) following the receipt of aggregate gross proceeds of $500,000 in payment for the Shares (the “Initial Closing Date”); provided however, after the Initial Closing Date, the Company may conduct one or more subsequent closing dates (each such date, including the Initial Closing Date, being a “Closing Date”). On the Closing Date(s):

(i) the Company shall execute and deliver to the Purchaser the certificates representing the Shares;

(ii)  the Company and the Purchaser shall execute and deliver to each other an executed Registration Rights Agreement in the form annexed hereto as Exhibit A; and

(iii) the Purchaser shall deliver to the Company the Purchase Price, payable in cash or other immediately available funds, for the Shares.

(b) Proceeds received in payment for the Shares shall be held in escrow by the Escrow Agent pending the Closing(s), and disbursed upon the Closing(s) in accordance with the Escrow Agreement between the Company, the Escrow Agent and Strasbourger attached hereto as Exhibit B.
(c) If the Company does not receive executed Stock Purchase Agreements accompanied by aggregate gross proceeds of at least $500,000 in payment for the Shares, the Company shall not be obligated to conduct any Closings and all funds shall be returned, without interest, to the Purchasers in accordance with the terms of the Escrow Agreement.

SECTION III
REPRESENTATIONS AND WARRANTIES

3.1 Representations, Warranties and Agreements of Magnetech and the Company. Magnetech and the Company hereby makes the following representations and warranties to the Purchaser as of the date of this Agreement, all of which shall survive the Closing:

(a) Organization and Qualification. The Company is a corporation, duly incorporated and validly existing under the laws of the State of Indiana, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company has no subsidiaries other than as set forth on Schedule 3.1(a) attached hereto (collectively, the “Subsidiaries”). Each of the Subsidiaries is a corporation or limited liability company, duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be, with the full corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each of the Company and the Subsidiaries is duly qualified to do business and is in good standing as a foreign corporation or limited liability company in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not, individually or in the aggregate, have a material adverse effect on the results of operations, assets, prospects, or financial condition of the Company and the Subsidiaries, taken as a whole (a “Material Adverse Effect”).

(b) Authorization, Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated hereby and by each other Transaction Document and to otherwise carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby has been duly authorized by all necessary action on the part of the Company. Each of this Agreement and each of the other Transaction Documents has been or will be duly executed by the Company and when delivered in accordance with the terms hereof or thereof will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c) Capitalization. The authorized, issued and outstanding capital stock of the Company is set forth on Schedule 3.1(c). No shares of Common Stock or any other class of the Company’s securities are entitled to preemptive or similar rights, nor is any holder of the Common Stock entitled to preemptive or similar rights arising out of any agreement or understanding with the Company by virtue of this Agreement.

(d) Issuance of Securities. The Shares have been duly and validly authorized for issuance, offer and sale pursuant to this Agreement and, when issued and delivered as provided hereunder against payment in accordance with the terms hereof, shall be valid and binding obligations of the Company enforceable in accordance with their respective terms. The Company covenants that it has available out of its authorized and unissued common stock, free from preemptive rights or any other actual contingent purchase rights of persons, such number of shares of Common Stock as shall be issuable in connection with this Agreement. When issued in accordance with the terms hereof, the Shares will be duly authorized, validly issued, fully paid and non-assessable. Other than the Series A Preferred, there is no equity or equity equivalent security outstanding that is convertible into shares of Common Stock.

(e) No Conflicts. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of its Articles of Incorporation or bylaws (each as amended through the date hereof) or (ii) be subject to obtaining any consents except those referred to in Section 3.1(f), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or its Subsidiaries is subject (including, but not limited to, those of other countries and the federal and state securities laws and regulations), or by which any property or asset of the Company or its Subsidiaries is bound or affected, except in the case of clauses (ii) or (iii), such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental authority, the result of which would, individually or in the aggregate, have a Material Adverse Effect.

(f) Consents and Approvals. Except as specifically set forth in Schedule 3.1(f) and except as required under Regulation D and applicable Blue Sky laws, neither the Company nor any Subsidiary is required to obtain any consent, waiver, authorization or order of, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person, in connection with the execution, delivery and performance by the Company of this Agreement and each of the other Transaction Documents

(together with the consents, waivers, authorizations, orders, notices and filings referred to in Schedule 3.1(f), the “Required Approvals”).

(g) Litigation; Proceedings. Except as specifically disclosed in Schedule 3.1(g), there is no action, suit, notice of violation, proceeding or investigation pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any of their respective properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) relates to or challenges the legality, validity or enforceability of any of the Transaction Documents or the Shares, (ii) could, individually or in the aggregate, have a Material Adverse Effect or (iii) could, individually or in the aggregate, materially impair the ability of the Company to perform fully on a timely basis its obligations under the Transaction Documents.

(h) No Default or Violation. Except as set forth in Schedule 3.1(h) hereto, neither the Company nor any Subsidiary (i) is in default under or in violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, except such conflicts or defaults as do not have a Material Adverse Effect, (ii) is in violation of any order of any court, arbitrator or governmental body, except for such violations as do not have a Material Adverse Effect, or (iii) is in violation of any statute, rule or regulation of any governmental authority which could (individually or in the aggregate) (x) adversely affect the legality, validity or enforceability of this Agreement, (y) have a Material Adverse Effect, or (z) adversely impair the Company’s ability or obligation to perform fully on a timely basis its obligations under this Agreement.

(i) Disclosure Documents. The Disclosure Documents are accurate in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(j) Non-Registered Offering. Neither Magnetech, the Company nor any Person acting on its behalf has taken or will take any action (including, without limitation, any offering of any securities of the Company under circumstances which would require the integration of such offering with the offering of the Securities under the Securities Act) which might subject the offering, issuance or sale of the Shares to the registration requirements of Section 5 of the Securities Act.

3.2 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to Magnetech and the Company as follows:

(a) Authority. The Purchaser has the requisite power and authority to enter into and to consummate the transactions contemplated hereby and by the other Transaction Documents and to otherwise carry out his obligations hereunder and thereunder. The execution and delivery of this Agreement and the acquisition of the Shares by the Purchaser (i) have been duly authorized by all necessary action on the part of the Purchaser, and (ii) in cases where Purchaser is not an individual, such execution, delivery and acquisition will not violate the provisions of the organizational documents of Purchaser or any agreement, obligation, law, rule, regulation or order to which Purchaser is a party or by which it is bound. If Purchaser is an

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individual, the Purchaser represents that he is at least twenty-one (21) years of age and has the legal capacity to enter into this Agreement, the address set forth Schedule 1 is Purchaser’s true and correct principal residence, and Purchaser has no present intention of relocating such principal residence to any other state or jurisdiction. This Agreement has been duly executed and delivered by the Purchaser and constitutes the valid and legally binding obligation of the Purchaser, enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to, or affecting generally the enforcement of, creditors rights and remedies or by other general principles of equity.

(b) Investment Intent. The Purchaser (i) is acquiring the Shares to be purchased hereunder, and will acquire the Shares for his own account for investment purposes only and not with a view to or for distributing or reselling such Shares, or any part thereof or interest therein, without prejudice, however, to such Purchaser’s right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares pursuant to a registration under federal and applicable state securities laws, or an exemption therefrom based on an opinion of legal counsel acceptable to the Company that an exemption is available; and (ii) has not attempted to sell or offered for sale any of the Shares. The Purchaser is not purchasing the Shares with the funds of any other Person nor acting as an underwriter or a conduit for the sale of the Shares to the public or to others. The Purchaser is not a member of the National Association of Securities Dealers, Inc. (“NASD”) and for a period of 12 months prior to the date of this Agreement, has not been affiliated or associated with any company, firm, or other entity that is a member of the NASD.

(c) Experience of Purchaser. The Purchaser, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of an investment in the Shares to be acquired by Purchaser hereunder, and has obtained, in his or her own judgment, sufficient information from the Company to evaluate such merits and risks. The Purchaser is knowledgeable about and experienced in investments in the equity securities of non-publicly traded companies. The Purchaser represents that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act.

(d) Ability of Purchaser to Bear Risk of Investment. The Purchaser understands that there is no assurance as to the viability or future performance of the Company. The Purchaser recognizes that an investment in the Shares is speculative and involves a high degree of risk including, but not limited to, the risk of economic losses from operations of the Company and the potential loss of investment. The Purchaser understands that no market for the Shares exists and none may develop in the future. The Purchaser is able to bear the economic risk of an investment in the Shares to be acquired by him or her hereunder and, at the present time, is able to afford a complete loss of such investment. The commitment of the Purchaser to investments which are not readily marketable or transferable is not disproportionate to the net worth of the Purchaser, and investment in the Shares will not cause such commitment to become excessive. The Purchaser has no need for liquidity with respect to the Shares.

(e) Access to Information. The Purchaser acknowledges that he has been afforded (i) the opportunity to ask such questions as Purchaser has deemed necessary of, and to

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receive answers from, representatives of the Company concerning the terms and conditions of the Shares offered hereunder; (ii) access to information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable Purchaser to evaluate an investment in the Shares; and (iii) the opportunity to obtain such additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information that Purchaser has received about the Company. The Purchaser represents that all of his questions concerning the Company and the Shares have been answered to his full satisfaction.

(f) Investment Decision. Except for the Disclosure Documents, the Purchaser has not received or relied on any representation or warranty from Magnetech or the Company or any of their officers, directors, employees, agents, attorneys or other representatives (including, but not limited to, any representations or warranties from Strasbourger Pearson Tulcin Wolff Inc.) in respect of Purchaser’s investment in the Shares, and has relied upon his own investigation in evaluating the risks and merits of making a decision to purchase the Shares. The Purchaser has had the opportunity to discuss the consequences of his investment decision with his legal and tax advisors. Without limiting the generality of the foregoing, and notwithstanding any other representation or warranty made by Magnetech or the Company, Purchaser acknowledges that neither Magnetech nor the Company has made any representation or warranty with respect to any projections, estimates, or budgets of future revenues, expenses, or expenditures or future results of operations.

(g) Transferability of Shares. Purchaser acknowledges that the transferability of the Shares is severely limited and that the Purchaser must continue to bear the economic risk of this investment for an indefinite period as these Securities have not been registered under the Securities Act of 1933, as amended, or any state securities law in reliance on an exemption therefrom for transactions not involving a public offering and, therefore, cannot be offered or sold without an effective registration statement for such Shares under the Securities Act of 1933, as amended, and applicable state securities laws or an opinion of counsel for the Corporation that registration is not required under the Securities Act of 1933, as amended, and applicable state securities laws. Further, the Purchaser acknowledges that the Purchaser has no right to compel registration and the Company has no intention of registering the Securities or to take the action required to make Rule 144 under the Securities Act of 1933, as amended, available for resale of the Shares.

(h) Legend on Shares. The Purchaser acknowledges that a restrictive legend will be placed on the certificate for the Shares, substantially in the following form:

“The shares represented by this certificate have not been registered under the federal Securities Act of 1933, as amended, or the securities law of any state. These shares may not be sold or offered for sale unless they have first been so registered or unless the Company receives a written opinion from legal counsel acceptable to the Company that such registration is not required.”

(i) Reliance. The Purchaser understands and acknowledges that (i) the Shares being offered and sold to Purchaser hereunder are being offered and sold without registration

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under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act under Rule 506 of Regulation D and without registration under the securities laws of any states, and (ii) the availability of such exemption depends in part on, and that the Company will rely upon the accuracy and truthfulness of, the representations made by Purchaser in this Agreement as well as any additional information that Purchaser has furnished regarding his or her own financial position, business experience or any matters, and such Purchaser hereby consents to such reliance.

The Company acknowledges and agrees that the Purchaser makes no representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Section 3.2.

SECTION IV

OTHER AGREEMENTS OF THE PARTIES

4.1 Manner of Offering. The Shares are being issued pursuant to Rule 506 of Regulation D of the Securities Act.

4.2 Notice of Certain Events. The Company shall, on a continuing basis prior to Closing, advise the Purchaser promptly after obtaining knowledge of, and, if requested by the Purchaser, confirm such advice in writing, of  any event that makes any statement of a material fact made by the Company in Section 3.1 or in the Disclosure Documents untrue or that requires the making of any additions to or changes in Section 3.1 or in the Disclosure Documents in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. Purchaser agrees that the representations and warrantees made by Purchaser in Section 3.2 shall be true and correct on and as of the Closing Date as if made on and as of such Closing Date.

4.3 Modification to Disclosure Documents. If any event shall occur prior to Closing as a result of which, in the reasonable judgment of the Company or the Purchaser, it becomes necessary or advisable to amend or supplement any of the Disclosure Documents in order to make the statements therein, in the light of the circumstances at the time such Disclosure Documents were delivered to the Purchaser, not misleading, or if it becomes necessary to amend or supplement any of the Disclosure Documents to comply with applicable law, the Company shall promptly prepare an appropriate amendment or supplement to each such document in form and substance reasonably satisfactory to both the Purchaser and Company so that, as so amended or supplemented, each such document will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to the Purchaser, not misleading.

4.4 Blue Sky Laws. The Company shall cooperate with the Purchaser in connection with the exemption from registration of the Shares under the securities or Blue Sky laws of such jurisdictions as the Purchasers may request; provided, however, that neither the Company nor its Subsidiaries shall be required in connection therewith to qualify as a foreign corporation where they are not now so qualified. The Company agrees that it will execute all necessary documents

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and pay all necessary state filing or notice fees to enable the Company to qualify for an exemption from registration of the Shares and sell the Shares to the Purchasers.

4.5 Integration. The Company shall not and shall use its best efforts to ensure that no Affiliate shall sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Shares in a manner that would require the registration under the Securities Act of the sale of the Shares to the Purchaser.

4.6 Solicitation Materials. The Company shall not (i) distribute any offering materials in connection with the offering and sale of the Shares other than the Disclosure Documents and any amendments and supplements thereto prepared in compliance herewith or (ii) solicit any offer to buy or sell the Shares by means of any form of general solicitation or advertising.

4.7 Indemnification.

(a) Indemnification.

(i) The Company shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Purchaser and its officers, directors, agents, employees and affiliates, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each such Person, a “Control Person”) and the officers, directors, agents, employees and affiliates of each such Control Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and attorneys’ fees) and expenses (collectively, “Losses”), as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Company under this Agreement or any other Transaction Document.

(ii) The Purchaser shall, notwithstanding termination of this Agreement and without limitation as to time, indemnify and hold harmless the Company, its officers, directors, agents and employees, each Control Person and the officers, directors, agents and employees of each Control Person, to the fullest extent permitted by application law, from and against any and all Losses, as incurred, arising out of, or relating to, a breach or breaches of any representation, warranty, covenant or agreement by the Purchaser under this Agreement or the other Transaction Documents.

(b) Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party promptly shall notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it

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shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed to pay such fees and expenses; or (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of the claim against the Indemnified Party but will retain the right to control the overall Proceedings out of which the claim arose and such counsel employed by the Indemnified Party shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All fees and expenses of the Indemnified Party to which the Indemnified Party is entitled hereunder (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten (10) Business Days of written notice thereof to the Indemnifying Party.

No right of indemnification under this Section shall be available as to a particular Indemnified Party if there is a non-appealable final judicial determination that such Losses arise solely out of the negligence or bad faith of such Indemnified Party in performing the obligations of such Indemnified Party under this Agreement or a breach by such Indemnified Party of its obligations under this Agreement.

(c) Non-Exclusivity. The indemnity and contribution agreements contained in this Section are in addition to any obligation or liability that the Indemnifying Parties may have to the Indemnified Parties.

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SECTION V

EVENT OF DEFAULT, LEGAL FEES AND DEFAULT INTEREST RATE

5.1 In the event any party hereto commences legal action to enforce its rights under this Agreement or any other Transaction Document, the non-prevailing party shall pay all reasonable costs and expenses (including but not limited to reasonable attorney’s fees, accountant’s fees, appraiser’s fees and investigative fees) incurred by the other party in enforcing such rights. In the event of an uncured Event of Default by any party hereunder, interest shall accrue on all unpaid amounts due the aggrieved party at the rate of ten percent (10%) per annum, compounded annually.

5.2 “Event of Default”, wherever used herein, means the occurrence of any one of the following events:

(a) the Company shall fail to observe or perform any material covenant, agreement or warranty contained in this Agreement and such failure shall not have been remedied within ten (10) Business Days after the date on which written notice of such failure shall have been given by Purchaser;

(b) the occurrence of any material breach or event of default by the Company under the Purchase Agreement or any other Transaction Document (as defined in the Purchase Agreement) and such failure or breach shall not have been remedied within the applicable cure period provided for therein, if any;

(c)  the Company or any of its subsidiaries shall commence a voluntary case under the United States Bankruptcy Code as now or hereafter in effect or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the Company under the Bankruptcy Code and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Company or there is commenced against the Company any such proceeding and the Company fails to pursue dismissal of the case within sixty (60) days after commencement of the case; or the Company suffers any appointment of any custodian or the like for it or any substantial part of its property and the Company fails to pursue dismissal of the custodian within sixty (60) days after the appointment; or the Company makes a general assignment for the benefit of creditors; or any corporate or other action is taken by the Company for the purpose of effecting any of the foregoing.

SECTION VI

MISCELLANEOUS

6.1 Fees and Expenses. Except as set forth in this Agreement, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and

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performance of this Agreement. The Company shall pay all stamp and other taxes and duties levied in connection with the issuance of the Shares pursuant hereto. The Purchaser shall be responsible for any taxes payable by the Purchaser that may arise as a result of the investment hereunder or the transactions contemplated by this Agreement or any other Transaction Document. The Company shall pay all costs, expenses, fees and all taxes incident to and in connection with: (A) the issuance and delivery of the Shares, (B) the exemption from registration of the Shares for offer and sale to the Purchaser under the securities or Blue Sky laws of the applicable jurisdictions, and (C) the preparation of certificates for the Shares (including, without limitation, printing and engraving thereof), and (D) all fees and expenses of counsel and accountants of the Company.

6.2 Entire Agreement. This Agreement, together with all of the Exhibits and Schedules annexed hereto, and any other Transaction Document contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. This Agreement shall be deemed to have been drafted and negotiated by both parties hereto and no presumptions as to interpretation, construction or enforceability shall be made by or against either party in such regard.

6.3 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given upon facsimile transmission (with written transmission confirmation report) at the number designated below (if delivered on a Business Day during normal business hours where such notice is to be received), or the first Business Day following such delivery (if delivered other than on a Business Day during normal business hours where such notice is to be received) whichever shall first occur. The addresses for such communications shall be:

If to the Company:	Magnetech Integrated Services Corp. 1125 S. Walnut Street South Bend, IN 46619 Attn: John A. Martell, President and CEO Tel: (574) 234-8131 Fax: (574) 232-7648

With copies to:	Barnes & Thornburg 600 1st Source Bank Building 100 N. Michigan St. South Bend, IN 46601 Attn: Richard L. Mintz, Esq. Tel: (574) 233-1171 Fax: (574) 237-1125

If to the Purchaser:	See Schedule 1 attached hereto

or such other address as may be designated hereafter by notice given pursuant to the terms of this Section 6.3.

14

6.4 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by both the Company and the Purchaser, or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

6.5 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. The assignment by a party of this Agreement or any rights hereunder shall not affect the obligations of such party under this Agreement.

6.7 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

6.8 Governing Law; Venue; Service of Process. The parties hereto acknowledge that the transactions contemplated by this Agreement and the exhibits hereto bear a reasonable relation to the State of Indiana. The parties hereto agree that the internal laws of the State of Indiana shall govern this Agreement and the exhibits hereto, including, but not limited to, all issues related to usury. Any action to enforce the terms of this Agreement or any of its exhibits, or any other Transaction Document shall be brought exclusively in the state courts of St. Joseph County, Indiana or the federal courts situate in the Northern District of Indiana. Service of process in any action by the Purchaser to enforce the terms of this Agreement may be made by serving a copy of the summons and complaint, in addition to any other relevant documents, by commercial overnight courier to the Company at its principal address set forth in this Agreement.

6.9 Survival. The representations and warranties of the Company and the Purchaser contained in Section III and the agreements and covenants of the parties contained in Section IV and this Section VI shall survive the Closing.

6.10 Counterpart Signatures. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

6.11 Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the

15

parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12 Limitation of Remedies. Notwithstanding anything to the contrary contained in this Agreement, with respect to claims by the Company or any person acting by or through the Company, or by the Purchaser or any person acting through the Purchaser, for remedies at law or at equity relating to or arising out of a breach of this Agreement, liability, if any, shall, in no event, include loss of profits or incidental, indirect, exemplary, punitive, special or consequential damages of any kind.

[   SIGNATURE PAGE FOLLOWS   ]

16

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first indicated above.

Company:

Magnetech Integrated Services Corp.

By:	/s/ John A. Martell
Name:	John A. Martell
Title:	President & CEO

Magnetech Industrial Services, Inc.

By:	/s/ John A. Martell
Name:	John A. Martell
Title:	President & CEO

With respect to Section 3 only.

Purchaser:

By:
Name:
Title:

17

Schedule 1

Purchaser(s)

MAGNETECH INTEGRATED SERVICES CORP.
Private Placement of Common Stock

Name	Closing Date	Amount	Shares

Pershing as Cust., IRA FBO Tomas D'Avanzo	6/3/2004	$75,000.00	375,000
Robert H. Cole	6/3/2004	$30,000.00	150,000
David L. Cohen	6/3/2004	$55,000.00	275,000
Frederick B. Epstein	6/3/2004	$100,000.00	500,000
Jay Shrager & Carole Shrager JTWROS	6/3/2004	$45,000.00	225,000
Gary M. Glasscock	6/3/2004	$25,000.00	125,000
David R. Cole	6/3/2004	$30,000.00	150,000
Reese Cole Partnership Ltd.	6/3/2004	$100,000.00	500,000
James J. Thompson, III	6/3/2004	$40,000.00	200,000
Matthew A. Dancy	7/8/2004	$150,000.00	750,000
Gregg M. Gaylord & Linda S. Gaylord LV TR 1/18/99	7/8/2004	$50,000.00	250,000
Dr. Frank Lake, III	7/8/2004	$50,000.00	250,000
Dr. Leo Mazzocchi & Nancy T. Mazzocchi JTWROS	7/8/2004	$50,000.00	250,000
Joseph Rienzi & Judith Rienzi JTWROS	7/8/2004	$50,000.00	250,000
Larry Rosenfield	7/8/2004	$25,000.00	125,000
Dr. Gilbert R. Schorlemmer	7/8/2004	$20,000.00	100,000
William Sybesma	7/8/2004	$25,000.00	125,000
William Wisniewski & Jane Wisniewski JTWROS	7/8/2004	$20,000.00	100,000
Joseph Gazzola & Josephine Gazzola JTWROS	7/8/2004	$25,000.00	125,000
Mollie Ann Peters	7/8/2004	$15,000.00	75,000
Richard Campanella & Janis Campanella JTWROS	7/8/2004	$10,000.00	50,000
Stanley Merves	7/8/2004	$50,000.00	250,000
Tom Wrenn	7/8/2004	$25,000.00	125,000
David L. Cohen	7/8/2004	$145,000.00	725,000
Lawrence E. Jaffe Mon. Pen. Plan UAD 1/1/98	7/8/2004	$25,000.00	125,000
RS & VS Ltd.	7/8/2004	$50,000.00	250,000
Somerset Farms Profit Sharing Plan UA DTD 5/28/92	7/8/2004	$50,000.00	250,000
Jay Shrager & Carole Shrager JTWROS	7/8/2004	$55,000.00	275,000
Dr. Domenic Strazzulla	10/20/2004	$75,000.00	375,000
Gregg Goebel & Marilyn Goebel JTWROS	10/20/2004	$10,000.00	50,000
Stephen T. Skoly, Jr.	10/20/2004	$15,000.00	75,000
SwissFinanz Partner AG	10/20/2004	$125,000.00	625,000
Pershing LLC as Cust., SEP FBO Henry Fortier, III	10/20/2004	$23,700.00	118,500
Jay Shrager & Carole Shrager JTWROS	10/20/2004	$50,000.00	250,000
Garry J. Fadale	10/20/2004	$50,000.00	250,000
Pershing LLC as Cust., IRA FBO Thomas D'Avanzo	10/20/2004	$25,000.00	125,000
David L. Cohen	10/20/2004	$60,000.00	300,000
Thomas J. Keeney	10/20/2004	$50,000.00	250,000
William Sybesma & Martina Jane Sybesma JTWROS	10/20/2004	$50,000.00	250,000
William M. Greenfield	11/8/2004	$10,000.00	50,000
Jody Nelson	11/8/2004	$50,000.00	250,000
Pershing LLC - Cust., IRA FBO Henry Fortier, III, Roth Account	11/8/2004	$1,300.00	6,500
Garry J. Fadale	11/8/2004	$100,000.00	500,000
Gregg M. Gaylord & Linda S. Gaylord LV TR 1/18/99	11/8/2004	$30,000.00	150,000
Nasrollah Jahdi	11/8/2004	$30,000.00	150,000
Jay Shrager & Carole Shrager JTWROS	11/8/2004	$30,000.00	150,000
Frederick B. Epstein	11/8/2004	$25,000.00	125,000
SwissFinanz Partner AG	12/13/2004	$25,000.00	125,000
James Ladner	12/13/2004	$25,000.00	125,000
Garry J. Fadale	12/31/2004	$300,000.00	1,500,000

TOTALS		$2,550,000.00	12,750,000

18

Schedule 1.1

Disclosure Documents

MAGNETECH

INTEGRATED SERVICES CORP.

PRIVATE PLACEMENT MEMORANDUM

Shares of Common Stock
$.20 per share

Maximum Offering: $3,000,000

Magnetech Integrated Services Corp. (the “Corporation”), is an Indiana corporation established as a holding company for Magnetech Industrial Services, Inc. (“MIS” or the “Company”). The Corporation proposes to offer for sale solely to “accredited investors” (as such term is defined by Rule 501 promulgated under the Securities Act of 1933, as amended (the “Securities Act”)), up to 16,000,000 shares of its common stock, no par value (the “Offering”). The Offering includes 4,750,000 shares of common stock which will be issued upon the conversion of $750,000 of Series A Convertible Redeemable Preferred Stock of MIS (the “Series A Stock”), purchased recently by investors (the “Bridge Financing”). This Offering will be made on a “best efforts, any or all” basis.

The Corporation has appointed Strasbourger Pearson Tulcin Wolff Inc. as the placement agent for the Offering (the “Placement Agent”). The Corporation reserves the right to accept or reject subscriptions for shares for any reason or no reason. The Corporation has set a minimum offering of $500,000 in aggregate proceeds. Assuming the maximum offering of $3,000,000 is fully subscribed, the Placement Agent will receive 4,500,000 warrants to purchase shares of the Corporation’s common stock at an exercise price of $0.0001 per share. In addition, the Placement Agent will receive a commission equal to 10% of the gross proceeds raised by the Corporation in connection with the Offering and 50,000 shares of the Corporation’s Common Stock. The Placement Agent also received a commission equal to 10% of the gross proceeds of the Bridge Financing.

The offering period for this Offering (the “Offering Period”) shall commence on the day the offering documents are first made available to the Placement Agent by the Company for delivery in connection with the Offering (the “Delivery Date”) and shall continue until the earlier to occur of: (i) the sale of all of the shares of common stock offered; or (ii) 90 days following the Delivery Date. The day that the Offering Period terminates is hereinafter referred to as the “Offering Termination Date.” The Offering Termination Date may be extended for up to 45 days at the option of the Placement Agent and the Company.

The subscription price is payable upon submission to the Corporation of a fully completed and executed signature page to a stock purchase agreement (the “Stock Purchase Agreement”) subscribing to purchase shares of common stock, along with duly completed and signed certain other documents as described in the subscription procedures section of this Memorandum. This is more particularly set forth in the instruction letter accompanying this memorandum. A copy of the form of the Stock Purchase Agreement is attached as Exhibit A to this memorandum and is incorporated by reference thereto.

SPECULATIVE AND HIGH RISK

THE SECURITIES OFFERED ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. SEE “RISK FACTORS” PERSON OR ENTITY SHOULD INVEST IN THIS OFFERING UNLESS SUCH PERSON OR ENTITY CAN WITHSTAND THE ENTIRE LOSS OF HIS, HER OR ITS INVESTMENT.

ACCREDITED INVESTORS

THIS OFFERING IS BEING MADE IN RELIANCE UPON THE AVAILABILITY OF AN EXEMPTION FROM THE REGISTRATION PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND APPLICABLE STATE SECURITIES LAWS FOR TRANSACTIONS NOT INVOLVING A PUBLIC OFFERING BY

AN IS INTENDED THAT THIS OFFERING COMPLY WITH THE PROVISIONS OF SECTION 4(2) OF THE SECURITIES ACT AND RULE 506 OF REGULATION D, C.F.R. 250.501 et. seq. PROMULGATED BY THE SEC THEREUNDER, AND THAT THE UNITS BE OFFERED AND SOLD TO INVESTORS WHO ARE “ACCREDITED INVESTORS” WITHIN THE MEANING OF REGULATION D. PROSPECTIVE INVESTORS, ACCORDINGLY, WILL BE REQUIRED TO MAKE CERTAIN REPRESENTATIONS REGARDING THEIR RESPECTIVE QUALIFICATIONS AS ACCREDITED INVESTORS.

CONFIDENTIALITY

THE INFORMATION CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM IS BEING FURNISHED TO PROSPECTIVE ACCREDITED INVESTORS SOLELY FOR SUCH INVESTORS’ CONFIDENTIAL USE AND WITH THE EXPRESS UNDERSTANDING THAT, WITHOUT PRIOR EXPRESS PERMISSION OF THE CORPORATION, SUCH PERSONS WILL NOT RELEASE THIS DOCUMENT OR DISCUSS THE INFORMATION CONTAINED HEREIN OR MAKE REPRODUCTIONS OF OR USE THIS PRIVATE PLACEMENT MEMORANDUM OR ANY DOCUMENTS SUPPLIED IN CONNECTION HEREWITH FOR ANY PURPOSE OTHER THAN AN EVALUATION OF A POTENTIAL INVESTMENT IN THE CORPORATION’S SECURITIES.

UNREGISTERED SECURITIES

THE SECURITIES BEING OFFERED HEREBY HAVE NOT BEEN REGISTERED OR APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR THE SECURITIES REGULATORY AUTHORITY OF ANY STATE, NOR HAS THE COMMISSION OR ANY SUCH AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS CONFIDENTIAL MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

LIMITATION ON RESALE

THE SECURITIES BEING OFFERED HEREBY MAY NOT BE RESOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY AN INVESTOR WITHOUT OUR CONSENT AND UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO US, REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS IS NOT REQUIRED, OR UNLESS SUCH DISPOSITION IS MADE IN COMPLIANCE WITH SUCH REGISTRATION REQUIREMENTS.

OFFERING SUBJECT TO CHANGE

THIS OFFERING IS SUBJECT TO WITHDRAWAL, CANCELLATION OR MODIFICATION BY THE CORPORATION WITHOUT NOTICE. THE CORPORATION RESERVES THE RIGHT, IN ITS SOLE DISCRETION, TO REJECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, FOR ANY REASON OR TO ALLOT ANY SUBSCRIBER LESS THAN THE NUMBER OF UNITS SUBSCRIBED FOR.

LIMITATION ON OFFERS AND SALES

THIS PRIVATE PLACEMENT MEMORANDUM DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY OTHER THAN THE SECURITIES OFFERED HEREBY, NOR DOES IT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO.

LIMITATION OF INFORMATION AND REPRESENTATIONS

NO ADVERTISING OR OFFERING LITERATURE IN ANY FORM MAY BE EMPLOYED IN THE OFFERING OF THE UNITS, EXCEPT FOR THIS PRIVATE PLACEMENT PERSON (OTHER THAN OUR OFFICERS AND DIRECTORS) IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PRIVATE PLACEMENT MEMORANDUM AND, IF GIVEN OR MADE, ANY SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON. NEITHER THE DELIVERY OF THIS PRIVATE PLACEMENT MEMORANDUM NOR ANY SALES MADE HEREUNDER, UNDER ANY CIRCUMSTANCES, SHALL CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SINCE THE DATE HEREOF. HOWEVER, IN THE EVENT OF ANY MATERIAL CHANGE, THIS PRIVATE PLACEMENT MEMORANDUM WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY AND RECIRCULATED.

THE CONTENTS OF THIS MEMORANDUM ARE NOT TO BE CONSTRUED AS TAX, LEGAL, INVESTMENT OR OTHER ADVICE. EACH INVESTOR SHOULD CONSULT HIS OWN COUNSEL, ACCOUNTANT, OR TAX OR BUSINESS ADVISOR AS TO TAX, LEGAL, AND RELATED MATTERS CONCERNING THIS INVESTMENT.

FORWARD LOOKING STATEMENTS

CERTAIN STATEMENTS CONTAINED IN THIS MEMORANDUM, INCLUDING, WITHOUT LIMITATION, STATEMENTS CONTAINING THE WORDS “BELIEVES,”“ANTICIPATES,”“INTENDS,”“EXPECTS,” AND WORDS OF SIMILAR IMPORT, CONSTITUTE “FORWARD-LOOKING STATEMENTS.” THESE STATEMENTS MAY INCLUDE BELIEFS REGARDING TECHNOLOGIES, CAPITAL STRUCTURE, OR OTHER FINANCIAL ITEMS, STATEMENTS REGARDING THE PLANS AND OBJECTIVES OF THE CORPORATION OR THE COMPANY FOR FUTURE OPERATIONS, AND STATEMENTS OF THE ASSUMPTIONS UNDERLYING OR RELATING TO ANY OF THE FOREGOING STATEMENTS WHICH ARE OTHER THAN STATEMENTS OF HISTORICAL FACT. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES.

IN ADDITION, ALTHOUGH THE STATEMENTS CONTAINED HEREIN ARE BASED ON INFORMATION BELIEVED BY THE CORPORATION AND THE COMPANY TO BE RELIABLE, NO WARRANTY CAN BE MADE THAT CIRCUMSTANCES HAVE NOT CHANGED SINCE SUCH DATE.

ADDITIONAL INFORMATION

PROSPECTIVE INVESTORS MAY, IF THEY SO DESIRE, MAKE INQUIRIES OF THE COMPANY WITH RESPECT TO THE COMPANY’S BUSINESS OR ANY OTHER MATTER RELATING TO THE CORPORATION OR THE COMPANY AND AN INVESTMENT IN THE SECURITIES BEING OFFERED HEREBY, AND MAY OBTAIN ANY ADDITIONAL INFORMATION WHICH SUCH PERSONS DEEM TO BE NECESSARY IN CONNECTION WITH MAKING AN INVESTMENT DECISION IN ORDER TO VERIFY SUCH INFORMATION (TO THE EXTENT THAT THE COMPANY POSSESSES SUCH INFORMATION OR CAN ACQUIRE IT WITHOUT UNREASONABLE EFFORT OR EXPENSE). IN CONNECTION WITH SUCH INQUIRY, ANY DOCUMENTS WHICH ANY POTENTIAL INVESTOR REASONABLY WISHES TO REVIEW WILL BE MADE AVAILABLE FOR INSPECTION AND COPYING OR PROVIDED UPON REQUEST, SUBJECT TO THE POTENTIAL INVESTOR’S AGREEMENT TO MAINTAIN SUCH INFORMATION IN CONFIDENCE AND TO RETURN THE SAME TO THE CORPORATION PROMPTLY UPON REQUEST OR IF SUCH PERSON DOES NOT PURCHASE ANY OF THE SECURITIES OFFERED HEREBY. ANY SUCH REQUESTS FOR ADDITIONAL INFORMATION OR DOCUMENTS SHOULD BE MADE IN WRITING TO THE CORPORATION, AS FOLLOWS: ATTENTION MICHAEL KUZMITS, AT 1125 S. WALNUT STREET, SOUTH BEND, IN 46619, FAX (1) 574-234-8131.

Placement Agent
Strasbourger Pearson Tulcin Wolff Inc.
Member of the New York Stock Exchange
Web Address: www.sptw.com
The date of this confidential memorandum is May_, 2004

MAGNETECH INTEGRATED SERVICES CORP.

Private Placement Memorandum

Shares of Common Stock

Table of Contents

SUMMARY	7
SUMMARY TERMS OF THE PRIVATE PLACEMENT	9
BUSINESS OF THE COMPANY	11
COMPANY OVERVIEW AND HISTORY	11
PRODUCTS AND SERVICES	11
MARKETPLACE	12
COMPETITION	13
GEOGRAPHICAL FOOTPRINT	14
VALUE PROPOSITION	14
MARKETING AND SALES STRATEGY	15
RELATED PARTY TRANSACTIONS	15
LEADERSHIP	16
FINANCIAL INFORMATION	18
CAPITALIZATION OF THE CORPORATION	18
USE OF PROCEEDS	18
FINANCIAL STATEMENTS	18
RISK FACTORS	20
BUSINESS RISKS	20
OFFERING RISKS	23
PLACEMENT AGENT	25
INVESTOR SUITABILITY STANDARDS	25

APPENDIX A	UNAUDITED FINANCIAL STATEMENT
EXHIBIT A	FORM OF STOCK PURCHASE AGREEMENT
EXHIBIT B	FORM OF ESCROW AGREEMENT

MAGNETECH INTEGRATED SERVICES CORP.

SUMMARY

This is a summary of the information contained in this Memorandum. You should read carefully the entire Memorandum, including the “Risk Factors” section and all appendices and exhibits to this Memorandum, to understand fully the Company’s business operations, the Offering and the risks associated with an investment in the Corporation’s shares of common stock.

THE COMPANY

Magnetech Integrated Services Corp. (the “Corporation”) is the holding company for Magnetech Industrial Services, Inc. (“MIS” or the “Company”). MIS was founded in July 2000 with the purchase of the electric motor and magnet assets of Delta Star Electric, Inc., (“Delta Star”), an electric motor and magnet shop in South Bend, Indiana. The goal was to build a “Best in Class” industrial services company to provide “Innovative Service Solutions”. In August 2001, MIS acquired the operating assets of Meade Industrial Services, which added locations in Hammond, Indiana and Boardman, Ohio. In March 2002, additional locations were added through the acquisition of three Grand Eagle shops based in Indianapolis, Indiana, Huntington, West Virginia and Mobile, Alabama. In March 2003, MIS started internally the Power Systems Group which created the Merrillville, Indiana location.

The Company operates with five primary business groups at this time.

• Motor Group
• Magnet Group
• Power Systems Group
• Field Service Group
• Education and Training Group

MIS has one wholly owned subsidiary, Martell Electric LLC (“ME” or the “Subsidiary”), formed in 2001. This Subsidiary became active in mid-2002 to take advantage of the Company’s expertise in electrical contracting. Although revenues were not material in 2003, ME is expected to grow in 2004 and beyond. ME provides a wide range of electrical contracting services, mainly to industrial, commercial and institutional customers in the Indiana area.

The Motor Group provides maintenance and repair services to the electric motor industry, including AC and DC motors. The Company’s shops service a range of major industries, including steel, railroad, marine, petrochemical, pulp and paper, mining, automotive and utilities. The largest motor repaired in an MIS shop to date has been a 10,000 HP AC unit. As part of the motor repair shops, services are also provided for the repair of gear boxes, pumps and other rotating equipment.

The Magnet Group repairs and manufactures industrial lifting magnets. The Company believes based on industry experience and market information it is one of the largest magnet repair operations in the United States and one of the top three manufacturers of industrial lifting magnets in the U.S. In 2003, the Magnet Group expanded its business and began exporting magnets to Europe, Asia and South America. MIS holds three US patents including two industrial lifting magnet products not yet in operation. One of these products is, however, in production and is expected to be in operation later in 2004. The other patent relates to a magnetic grapple design which is expected to be available for production within the next 18 months and in operation shortly thereafter.

The Power Systems Group provides engineering and repair services for electrical power distribution systems within industrial plants and commercial facilities. This includes the repair and maintenance of electrical switchgear and substations and routine circuit breaker testing, cleaning and upgrading. The Company prepares power surveys and engineering studies to address potential electrical problems within a facility or process system.

The Field Service Group provides on-site services in all areas of the Company’s business. This group offers predictive and preventative maintenance programs and the MagnetracTM asset management program. Predictive maintenance services include the following areas: vibration analysis and trending, thermographic imaging and analysis, tribology and oil particle analysis and trending, ultrasonic testing and motor circuit evaluation and analysis. MIS believes it has technologically advanced personnel and equipment available for these services. Preventative maintenance services include services done on-site to help extend equipment reliability and life span. The MagnetracTM asset management program provides a monitoring service to help with predictive and preventative maintenance for electro liftinY magnets and associated systems. During 2004, the Company intends to adapt further the Magnetrac m program for motors and other equipment that would be suitable to tracking purposes along with predictive and preventative maintenance.

The Education and Training Group provides custom and standardized training in the area of industrial maintenance. The Company has a multi-craft training program that is recognized by Vincennes University in Vincennes, Indiana, that allows participants to earn college credits for approved programs offered by the Company. Customized training programs and skills testing programs are also provided in this area. The Education and Training group exemplifies the Company’s commitment to offering in-house training for its own personnel.

In addition to the five primary groups of service, MIS also offers miscellaneous services in other synergistic areas such as:

Custom machining;
Transformer repair;
Generator repair;
Pump repair;
Shaft Assemblies and Rolls; and
Brake Assemblies.

The Motor, Power System and Field Service Group customers are located primarily east of the Mississippi River where the Company’s service centers are located. The Company’s Magnet Group customers are located throughout the United States.

The Company markets its products and services through internal and external sales forces combined with a number of resellers. There can be no assurance that the Company will achieve successful and profitable results from its sales and marketing efforts.

RECENT DEVELOPMENTS

Magnetech Integrated Services Corp. was established in April, 2004 as a holding company for MIS.

On March 3, 2004, MIS completed a Bridge Financing, raising gross proceeds (before Placement Agent fees and associated expenses) of $750,000 through the issuance of 750,000 shares of Series A Stock, and providing MIS with additional working capital. Each share of Series A Stock will convert automatically into 6.33333 shares of common stock in the Corporation upon completion of the Offering. No dividends are payable on the Series A Stock. In the event that the Offering is not completed by March 2, 2005, MIS will redeem all of the Series A Stock at the stated value of $1 per share, plus interest at the annual rate of 5 3/8%. In addition, each share of Series A Stock will convert into 1.33333 shares of common stock of the Corporation.

PRINCIPAL OFFICES

Corporate offices of the Company and the Corporation are located at 1125 S. Walnut Street, South Bend, Indiana 46619, Tel: 574 234 8131, Fax: 574 232 7648. The Company operates from locations in Indiana (South Bend, Hammond, Indianapolis and Merrilville), Ohio (Boardman), Alabama (Mobile) and West Virginia (Huntington).

EMPLOYEES

The Company and the Corporation presently have approximately 190 employees. The number of employees fluctuates based on actual work load. The number of employees has grown from 66 at the end of 2001, to 123 at the end of 2002, to 165 at the end of 2003. Approximately half of the employees participate in collective bargaining agreements. The employees that participate in the collective bargaining arrangements are spread among four different agreements. There have been no work stoppages, slowdowns or strikes with any of the union locals or employees in the Company’s history.

SUMMARY TERMS OF THE PRIVATE PLACEMENT

Instrument:
Up to 16,000,000 shares of common stock of the Corporation (the “Common Stock”) (including 4,750,000 shares of Common Stock that will be issued upon the conversion of the 750,000 shares of Series A Stock. This conversion will occur automatically upon the sale of the Maximum Offering.)

Offering:	$3,000,000 (inclusive of the $750,000 principal amount of Series A Stock sold in a Bridge Financing).
Purchase Price:	$0.20 per share of Common Stock.
Placement Agent:	Strasbourger Pearson Tulcin Wolff Inc.
Offering Period:
The Offering Period shall commence with the Delivery Date and shall continue until the earlier to occur of (i) the sale of the Maximum Offering, or (ii) 90 days following the Delivery Date. The Offering Termination Date may be extended for up to 45 days at the option of the Placement Agent and the Corporation.

Minimum Offering:	$500,000 in aggregate proceeds.
Method of Subscribing:
Prospective investors desiring to purchase shares of Common Stock are required to complete and execute the signature page of the Stock Purchase Agreement and deliver the executed Stock Purchase Agreement, together with an amount equal to the total purchase price for the shares of Common Stock the prospective investor is subscribing to purchase and certain other documents, to the Placement Agent. This is more particularly set forth in the instruction letter accompanying this memorandum. The form of Stock Purchase Agreement is attached as Exhibit A to this Memorandum.

Registration Rights:	Customary “Piggyback” registration rights as well as mandatory registration within 180 days following an initial public offering of the Corporation.
Suitability:
The offering of the shares of Common Stock is being made only to accredited investors, as that term is defined in the Securities Act and is suitable only for investors who have no need for liquidity and can afford to lose their entire investment. See “Investor Suitability Standards.”

Restrictions on Transfer:
The shares of Common Stock will not be registered under the Securities Act and the certificates representing such shares will contain a legend restricting their resale, transfer, or other disposition unless and until they have been registered under the Securities Act or the Corporation has received an opinion of counsel that registration is not required. Furthermore, there is not currently and may never be a public market for the Corporation’s shares.

Risk Factors:	An investment in the shares of Common Stock involves a high degree of risk. See “Risk Factors.”

BUSINESS OF THE COMPANY

COMPANY OVERVIEW AND HISTORY

The Corporation is the holding company for MIS. MIS was founded in July 2000 with the purchase of the electric motor and magnet assets of Delta Star. The goal was to build a “Best in Class” industrial services company to provide “Innovative Service Solutions”. In August 2001, MIS acquired the operating assets of Meade Industrial Services, which added locations in Hammond, Indiana and Boardman, Ohio. In March 2002, additional locations were added through the acquisition of three Grand Eagle shops based in Indianapolis, Indiana, Huntington, West Virginia and Mobile, Alabama. In March 2003, MIS started internally the Power Systems Group which created the Merrillville, Indiana location.

The Company operates five primary business groups at this time.

• Motor Group
• Magnet Group
• Power Systems Group
• Field Service Group
• Education and Training Group

In addition, MIS has one wholly owned subsidiary, Martell Electric LLC (“ME” or the “Subsidiary”). This Subsidiary was formed in 2001, but only became active in mid-2002 to take advantage of the Company’s expertise in electrical contracting. Although revenues were not material in 2003, ME is expected to grow in 2004 and beyond. ME provides a wide range of electrical contracting services, mainly to industrial, commercial and institutional customers in the Indiana area.

PRODUCTS AND SERVICES

The Motor Group provides maintenance and repair services in the electric motor industry, including both AC and DC motors. The Company’s shops service a range of major industries, including steel, railroad, marine, petrochemical, pulp and paper, mining, automotive and utilities. The largest motor repaired in an MIS shop to date has been a 10,000 HP AC unit. As part of the motor repair shops, services are also provided for the repair of gear boxes, pumps and other rotating equipment.

The Magnet Group repairs and manufactures industrial lifting magnets. The Company believes, based on industry experience and market information, it is one of the largest magnet repair operations in the United States and one of the top three manufactures of industrial lifting magnets in the U.S. In 2003, the Magnet group expanded its business and began exporting magnets to Europe, Asia and South America. MIS holds three US patents, including two industrial lifting magnet products not yet in operation. One of these products is, however, in production and is expected to be in operation later in 2004. The other patent relates to a magnetic grapple design which is expected to be available for production within the next 18 months and in operation shortly thereafter

The Power Systems Group provides engineering and repair services for the electrical power distribution system within industrial plants and commercial facilities. This includes the repair and maintenance of electrical switchgear and substations and routine circuit breaker testing, cleaning and upgrading. The Company prepares power surveys and engineering studies to address potential electrical problems within a facility or process system.

The Field Service Group provides on-site services in all areas of the Company’s business. This group offers predictive and preventative maintenance programs together with the MagnetracTM asset management program. Predictive maintenance services include the following areas: vibration analysis and trending, thermographic imaging and analysis, tribology and oil particle analysis and trending, ultrasonic testing and motor circuit evaluation and analysis. MIS believes it has technologically advanced personnel and equipment available for these services. Preventative maintenance services include services done on-site to help extend equipment reliability and life span. The MagnetracTM asset management program provides a monitoring service to help with predictive and preventative maintenance for electro liftin magnets and associated systems. During 2004, the Company intends to adapt further the Magnetrac program for motors and other equipment that would be suitable to tracking purposes along with predictive and preventative maintenance.

The Education and Training Group provide custom and standardized training in the area of industrial maintenance. The Company has a multi-craft training program that is recognized by Vincennes University in Vincennes, Indiana, that allows participants to earn college credits for approved programs offered by the Company. Customized training programs and skills testing programs are also provided in this area. The Education and Training group exemplifies the Company’s commitment to offering in-house training for its own personnel.

In addition to the five primary groups of service, MIS also offers miscellaneous services in other synergistic areas such as: (i) Custom machining, (ii) Transformer repair, (iii) Generator repair, (iv) Pump repair, (v) Shaft Assemblies and Rolls and (vi) Brake Assemblies.

The Motor, Power System and Field Service Group customers are located primarily east of the Mississippi River where the Company’s service centers are located. The Company’s Magnet Group customers are located throughout the United States.

MARKETPLACE

Based on industry statistics and internal research, the Company believes that the size of the US markets in which the Company operates could be worth as much as $24bn per year. Having achieved just over $15m in revenue in 2003, the Company thus believes it has significant market share to aim for.

The magnet market is linked largely to the steel industry, and operates in the areas of manufacturing, service or scrap. The recent consolidation in the steel industry seems to have subsided, and the oversupply of used magnets on the market appears to have been absorbed. Given its high fixed cost base and the significant adverse consequences of downtime, this industry attaches more importance than most to the increasing trend of preventative and predictive maintenance. Not only does this benefit the customer in lower overall costs, it allows the Company to better plan its workloads and efficiencies.

The motor market is the largest segment in which the Company operates. According to recent statistics from the US Department of Energy, in US industry, process motor systems account for 63% of electricity use and HVAC motor systems account for 6%. Therefore, all types of motor systems account for 69% of all industrial electricity consumption in the United States. According to the Current Industrial Reports MA335H by the Department of Commerce, Bureau of Census, “the quantity of all motor and generator sales in the US was estimated at 340 million units with a total value of almost $13bn.... Statistics on electric motor rewinding and repair are not as readily available as those for new motor sales because of the nature of the motor repair industry. Larger motors are often rewound several times, while smaller motors are usually replaced with new ones because of the relative cost of rewinding versus replacement. In 1999, the motor rewind market was estimated at 2.4 million units and $1.6 bn in revenue.”

The Company operates in a variety of industries, including transportation, manufacturing and refining.

Field service work is carried out generally for industrial companies. Increasingly these companies are looking at out-sourcing as a way of reducing overall costs, as well as providing additional flexibility at times of peak work loads. This trend provides additional opportunities for the Company as it grows and is able to offer extended geographical coverage. Power systems group work is conducted either on-site or in-house.

The Company’s largest customers in 2003 included International Steel Group, Marathon Ashland Petroleum, CSX Transportation, USS Corporation and Union Pacific Railroad.

COMPETITION

The level of competition the Company faces varies depending on the Company’s business group. In magnets, there are four other principal suppliers of magnets based in the US, including Walker, Ohio Magnets, Winkle and CMT. The Company believes that it is one of the largest magnet repair operations in the United States and one of the top three manufactures of industrial lifting magnets.

In motors, the largest single supplier of new motors is believed to be General Electric. In addition, they have a national network of motor repair centers. However, in general the industry is highly fragmented. According to a report by Indian River Consulting Group issued in June 2003, (The State of the EASA Industry - EASA - Electrical Apparatus Service Association), there were 2,137 active EASA service centers in the US. The total number is thus likely to be considerably higher because there are service centers that do not belong to EASA. Of these, it was estimated that only 5% (106) had revenue in excess of $15m, and 80% had revenue less than $5m. In the same report, a survey found that the most important criteria for doing business with certain vendors was, in order of importance, (i) Customer Service, (ii) Delivery, (iii) Price, (iv) Service capabilities and (v) Brands carried. It is the combination of these factors that the Company believes has been important in its success to date and how it differentiates itself in the market place as well as the increasing geographical footprint of the Company.

The Company also benefits from dealing with approximately 250 customers with currently active accounts, with the top 10 customers accounting for just over 51% of total revenue in 2003. No one customer accounted for more than 10% of the Company’s total revenue.

GEOGRAPHICAL FOOTPRINT

With its head office and main facility located in South Bend, Indiana, the Company operates from seven locations in total including operations in Hammond, Indianapolis and Merrilville in Indiana, Boardman (Ohio), Huntington (West Virginia) and Mobile (Alabama). These locations provide good coverage across the Midwest, although it is planned that more locations will be added as and when opportunities arise. The customer base served by these locations varies depending on the business group within which they operate.

Within magnets, the nature of the work is that the magnets travel to wherever the most cost effective location is to make the repairs or other work required. On this basis, the exact location is less important than access to efficient transportation and the skills (people, equipment, technology etc.) to be able to conduct the necessary work to the standards and timescales required.

Within motors, the customer base within a service location territory varies based on the size and complexity of the motor work required. Small motors (say, up to 500hp) are repaired generally on a more localized basis, within up to 50-100 miles of the service location. This distance increases, and may be up to 400 miles for the larger motors (say, over 2000hp). Additional locations will then act as feeder locations for South Bend or other large shops, where facilities exist to handle these larger and more complex motors.

This radius of customer coverage generally also holds true for power systems work as well as field service work. The Company thus believes that by expanding its locations gradually and on a selected basis, it can open up new opportunities across the various business groups within which the Company operates today, and leverage its existing skills and resources further. This has been evidenced to some degree by the rapid growth in sales revenue, from $3,271,000 in 2001 to $15,279,000 in 2003.

VALUE PROPOSITION

As detailed above, MIS has grown rapidly over the last two years. The Company believes that the range of services it offers is an advantage over its potential competitors, many of whom are repair-only shops. As part of broadening its value proposition, the Company has been focusing more on its predictive maintenance services. These include vibration analysis and trending, thermographic imaging and analysis, tribology and oil particle analysis and trending, ultrasonic testing and motor circuit evaluation and analysis. MIS believes it has technologically advanced personnel and equipment available for these services. Preventative maintenance services include services done on-site to help extend equipment reliability and life span. The MagnetracTM asset management program provides a monitoring service to help with predictive and preventative maintenance for electro lifting magnets and associated systems. During 2004, the Company intends to adapt further the MagnetracTM program for motors and other equipment that would be suitable to tracking purposes along with predictive and preventative maintenance.

This focus on preventative and predictive maintenance is supported by industry data. The June 2003 EASA Report predicted that in the next three years, outsourced service expenditures would increase by nine percent as compared to fix-it repairs (53% v 47%).

The Company also focuses on education and training, recognizing the need to improve skill and technology levels. The Education and Training Group provides custom and standardized training in the area of industrial maintenance. The Company has a multi-craft training program that is recognized by Vincennes University in Vincennes, Indiana, which allows participants to earn college credits for approved programs offered by the Company. Customized training programs and skills testing programs are also provided in this area. The Education and Training Group exemplifies the Company’s commitment to offering in-house training for its own personnel.

The foregoing points reflect the Company’s overall objective to increase the reliability of the customer’s equipment, reduce operating costs and extend equipment life.

MARKETING AND SALES STRATEGY

The Company today uses internal and external sales staff to generate business in the various business groups in which the Company operates. This is expected to continue and if and when new locations are opened, the Company believes will further increase sales.

The education and training courses that are conducted bring customers and their staff a better understanding of the Company’s range of products and services, as well as raising skill levels generally. The Company believes that this helps build stronger relationships, and make it more likely that customers will turn to the Company first when they need help.

The Company is also looking constantly to improve the range of technologies either available to its employees internally, or to offer to its customers. During 2004, the Company intends to further adapt the MagnetracTM program for motors and other equipment that would be suitable to tracking purposes along with predictive and preventative maintenance. Not only will this help add value to the service proposition offered to its customers, it will further differentiate the Company from the smaller, less well-equipped service locations.

The Education and Training Group provide custom and standardized training in the area of industrial maintenance. The Company has a multi-craft training program that is recognized by Vincennes University that allows participants to earn college credits for approved programs offered by the Company. Customized training programs and skills testing programs are also provided in this area. This group exemplifies the Company’s commitment to offering in-house training for its own personnel.

RELATED PARTY TRANSACTIONS

The Company leases real estate for its operations in South Bend and Hammond, Indiana, Boardman, Ohio and Mobile, Alabama from several different limited liability companies, all of which are indirectly owned by John A. Martell, the President and Founder of the Company and the majority shareholder of the Corporation. For the 2004 fiscal year of the Company, the total estimated rental payments payable by the Company under all such lease agreements is $292,525. In addition to rental payments due under the lease agreements, the Company is responsible for the payment of all utilities, taxes and assessments, maintenance and repairs, insurance and other expenses relating to the real estate.

The Company has received two loans from Mr. Martell. The first loan (the “5-Year Loan”) is in the principal amount of $3,000,000 and is payable over a term of 60 months (the “Initial Term”), unless the term is extended as described below. The 5-Year Loan bears interest at a rate of 1 % below the prime rate, which rate is adjusted on the first business day of each month during the Initial Term. Interest only is payable on the outstanding principal balance of the 5-Year Loan on the first day of each month during the Initial Term. The first interest payment was made on February 1, 2004. The entire principal balance and all accrued interest are due and payable on December 31, 2008. As noted, however, the Company may extend the 5-Year Loan for an additional 60 months (the “Extended Term”). If the 5-Year Loan is extended, the Company must make equal monthly principal installments of $50,000, plus accrued interest during the Extended Term, commencing on February 1, 2009. All remaining principal and accrued interest is due on December 31, 2013. During the Extended Term, the 5-Year Loan will bear interest at the prime rate plus 1%, adjusted monthly. The 5-Year Loan is unsecured.

The second loan received by the Company from Mr. Martell (the “Short-Term Loan”) is in the principal amount of $196,000. The Short-Term Loan bears interest at the prime rate and is adjusted monthly. The entire principal balance and all accrued interest thereon is due and payable by the Company on December 31, 2004. The Short-Term Loan is unsecured.

LEADERSHIP

John A. Martell - President, Chief Executive Officer and founder of the Company

Mr. Martell has over 20 years experience in the industry at a senior executive level. He was Vice-President and one of the founding shareholders of Trans Tech Electric Inc., which was a specialty electrical contractor operating in Indiana and Arizona. In 1998 this company, along with three others, became one of the founding members of Quanta Service, Inc., (NYSE:PWR). Mr. Martell served as a member of the founding board of directors of Quanta Service, Inc. from February 1998 to May 2001. In November, 2001, Mr. Martell left Trans Tech Electric Inc. to focus on the business and operations of MIS. When Quanta Service Inc. went public in 1998, the four founding companies had combined revenues of $150m per annum. By 2001, revenues had grown to almost $2bn per year with over 9,000 employees. Mr. Martell has a BS degree in Electrical Engineering from the University of Notre Dame, and a Certificate in Executive Management, also from the University of Notre Dame.

William Wisniewski - Vice President of Operations

Mr. Wisniewski joined MIS about a year ago as the National Sales Manager. In August of 2003, he took on the additional role of Operations Manager and in January of 2004 he became Vice President of Operations. Prior to joining MIS he most recently spent 6 years with Reliance Electric, a Division of Rockwell Automation, holding the following positions: Regional Manger for the Philadelphia, Pittsburgh, Cincinnati, and Chicago Services Centers, Chicago Plant Manager and National Mechanical Manager. Prior to Reliance, he spent 24 years with Calumet Armature in Chicago as Vice President and General Manager.

Michael J. Kuzmits - Controller

Mr. Kuzmits recently joined MIS as Controller, having previously been employed by Creation Windows for 8 years in various roles, most recently as financial controller. In this later role he was responsible for financial statements of six locations and a $100m per year business, part of a $2.5bn public company. Mr. Kuzmits has a Bachelor degree in Business Administration from the University of Notre Dame and recently completed a Masters Degree in Accounting from Indiana University of South Bend.

In addition, each of the key areas has a senior executive responsible for their location and for monitoring activities in other locations.

Loren Hecker - Manager of the Magnet Group

Mr. Hecker is manager of the Magnet group, based in South Bend, but also with responsibility for both the Hammond (Indiana) and Boardman (Ohio) plants. His responsibilities also include being the Service Center Manager of the motor, magnet and machining divisions in Hammond. Mr. Hecker worked for Meade Magnets for 36 years, most recently as president of that company. He held this position until the acquisition by MIS in August 2001. Mr. Hecker has designed and produced several magnet training seminars and is the instructor of these programs. He has also served a 3 year term from 2000-2003 as an advisory board member with the Purdue University’s statewide Technical Assistance Program.

Henry Oppermann - Manager of Merrillville

Mr. Oppermann has over 24 years experience in the apparatus repair industry. Working for GE in a number of industries, he came to the Chicago region in 1985 to grow the switchgear business to become the largest power systems group in the US serving numerous industries including the nuclear industry. He graduated in engineering from Clarkson University in Potsdam, NY.

Al Jeske - Service Center Manager - Motor Group 1

Mr. Jeske has over 31 years experience in the motor business, having held various manufacturing and engineering positions in the apparatus repair and the OEM motor industries, including Vice President of engineering, manufacturing and operations. This experience includes opening and relocating of production facilities. Today, he is the Service Center Manager of South Bend, as well as the motor and machine shops at Hammond. He has a Bachelor of Science degree from the Milwaukee School of Engineering.

Bob Grounds - Service Center Manager - Motor Group II

Mr. Grounds has 28 years experience in the repair industry, specializing in the utility and steel industries. Today he is Service Center Manager of the Huntington, WV location, and is responsible for both service centers in Indianapolis, IN and Mobile, AL.

The Corporation expects that additional outside executives will be invited to join the Board of Directors, who will broaden the experience available to the Corporation. Potential candidates have been identified and will be appointed as soon as practicable.

FINANCIAL INFORMATION

CAPITALIZATION OF THE CORPORATION

	Shares Outstanding Prior to Offering	Shares Offered Including Conversion of MIS Series A Stock	Shares Outstanding following offering assuming full subscription (no dilution)	Shares Outstanding following offering assuming full subsription (full dilution)

Shares of common stock (1)	79,450,000	16,050,000[2]	95,500,000	100,000,000
Warrants(3)	0	4,500,000	4,500,000	0
Total	79,450,000	20,550,000	100,000,000	100,000,000

(1)
As of the date hereof, 200 million shares of Common Stock are authorized. Upon completion of the Offering (assuming the Maximum Offering is sold) and the conversion of the Series A Stock, 100 million shares of Common Stock will be issued on a fully diluted basis and Mr. Martell will own 79,450,000 of such shares. In addition, 20 million shares of preferred stock are authorized, of which nil will be issued upon completion of the Offering.

(2)
Includes 11,250,000 of shares of Common Stock to be issued to investors in the Offering assuming full subscription, 4,750,000 shares to be issued to the investors pursuant to the terms in the Bridge Financing, in connection with the automatic conversion of 750,000 shares of Series A Stock into shares of Common Stock and 50,000 shares of Common Stock to be issued to the Placement Agent upon completion of the Offering.

(3)	Assuming full subscription, the Placement Agent will receive 4,500,000 ten-year warrants to purchase shares of Common Stock at $0.0001 per share.

USE OF PROCEEDS

The net proceeds to the Corporation from the sale of the shares of Common Stock offered by this Memorandum (after deducting Placement Agent Fees and estimated offering expenses) are currently estimated to be approximately $1,950,000. The funds are expected to be used to (i) fund future growth and development, (ii) fund marketing and promotion costs, (iii) acquire plant and equipment and (iv) for general and administrative costs and working capital.

FINANCIAL STATEMENTS

Attached as Appendix “A” are the Company’s unaudited, management-compiled financial statements for the fiscal year ended December 31, 2003. These financial statements include the separate and combined financial statements of MIS and its wholly-owned subsidiary, Martell Electric LLC (“ME”).

A summary of the results for the last three financial years are as follows:

Year Ended December 31,	2003	2002	2001
	$’000	$’000	$’000
Sales revenue	15,279	11,792	3,271
Gross Profit	3,396	2,084	316
Gross Profit %	22.2%	17.7%	9.7%
Net Loss	(1,039)	(1,073)	(1,166)

Note the above numbers only reflect MIS for true comparative purposes. ME only began operations in the second part of 2002 and its operations are not deemed to be material in that period. In 2003, ME achieved sales revenue of $212,000 and a net loss of $74,000.

The above results also reflect MIS’s investment in infrastructure - both new locations and personnel - ahead of the incremental contribution from additional revenue. The Company expects to be able to leverage such benefits as the business continues to grow, although there can be no assurance that either will in fact be the case.

RISK FACTORS

BUSINESS RISKS

You should consider carefully the risks described below and all of the other information in this Private Placement Memorandum before making a decision to invest in the offered securities.

The Company has a short operating history, which may make it difficult to forecast accurately future revenues and other operating results.

MIS began its current operations in July 2000. Its wholly owned subsidiary, Martell Electric LLC, only began operations in late 2002. As a result, we have a limited operating history upon which an evaluation of its business and prospects may be made. The Company’s limited operating history may make it difficult or impossible for analysts or investors to accurately forecast its future revenues and other operating results.

The Company has incurred net losses since inception, and may not be as profitable as anticipated.

For the fiscal year ending December 31, 2003 we incurred net losses totaling $1,039,000. This reflects investment in the infrastructure of the business to support a higher level of revenue than that being currently achieved. While the Company believes it is nearing a profitable level of revenue, there can be no guarantee that this level, or a profitable revenue mix, will ever be achieved. The Company expects to continue to make substantial expenditures for sales, infrastructure and other purposes, which may be fixed in the short term. As a result, we can provide no assurance as to the level, if any, of profitability in 2004 and beyond. The ability to increase revenues and achieve and maintain profitability in the future, will primarily depend on the Company’s ability to increase sales of its existing products and services, maintain a reasonable cost structure and expand its geographical coverage. No assurance can be given that the Company will be able to increase its revenue at a rate that equals or exceeds expenditures.

The Company has numerous competitors in its industry that offer services and products that could compete with the Company’s services and products and that have greater financial and other competitive resources than the Company.

The markets for repairing, rebuilding and manufacturing industrial magnets and repairing specific electric motors are highly competitive and management does not expect any reduction in this competition in the future. An increase in competitive pressures in these markets or our failure to compete effectively may result in pricing reductions, reduced gross margins and loss of market share. Many of our competitors have longer operating histories, greater name recognition, more customers and significantly greater financial, marketing, technical and other competitive resources than the Company. As a result, these companies may be able to adapt more quickly to new technologies and changes in customer needs, or to devote greater resources to the development, promotion and sale of their products and services. While the Company believes its overall product and service proposition is distinguishable from those of its competition, the competition could develop new products or services that could directly compete with the Company’s products and services.

The Company has limited experience in making acquisitions, and its limited management may be distracted from its existing operations.

Although the Company has opened new locations in recent years, further significant growth is anticipated to come from the addition of new locations or acquisitions. There can be no assurance that the Company will be successful in finding suitable acquisitions, or that they will be available at prices acceptable to the Company. In addition, as the number of locations increases, new management will be needed for these locations, as well as increasing the complexity of the operations for the corporate management. There can be no assurance that we will be able to find suitable management for these operations as its needs increase.

The Company may have to reduce or cease operations if it is unable to obtain the funding necessary to meet its future working capital requirements.

MIS’s future revenues may be insufficient to support the expenses of its operations and the expansion of the business. The Company may therefore need additional equity or debt capital to finance operations. If we are unable to generate sufficient cash flow from operations or obtain funds through additional financing, we may have to reduce some or all of the sales and marketing efforts. Management believes that existing cash and cash equivalents balances, along with the existing line of credit, including the potential net proceeds from the proposed Offering should be sufficient to meet on-going capital requirements for at least the next eighteen months. We may however, require additional funding sooner than anticipated. We may face significant risks associated with the successful execution of our business strategy and may need to raise additional capital in order to fund more rapid expansion, to expand our marketing activities, to develop new, or enhance existing, services or products and to respond to competitive pressures or to acquire complementary services, businesses or technologies. If we are not successful in generating sufficient cash flow from operations, we may need to raise additional capital through public or private financing, strategic relationships or other arrangements. Additional capital, if needed, might not be available on terms acceptable to us, or at all. If adequate funds are not available or not available on acceptable terms, we may be unable to develop or enhance our products and services, take advantage of future opportunities, or respond to competitive pressures or unanticipated requirements which may have a material adverse effect on our business, financial condition or operating results. In addition, if additional capital were raised through the issuance of equity securities, the percentage of our stock owned by our then-current stockholders would be further reduced. Furthermore, these equity securities might have rights, preferences or privileges senior to those of our common and convertible preferred stock.

Strain on the Company’s resources caused by its rapid growth may result in the inability to effectively manage the business.

MIS’s business plan and financial projections are based on its projected rapid growth and geographic expansion. MIS’s current systems, management and resources may be inadequate if the Company continues to grow rapidly in size and complexity. Any rapid expansion may place significant strain on the administrative, operational and financial resources of the Company. In addition, management may be unable to effectively manage the business if they are unable to timely and successfully alleviate the strain on our resources caused by rapid growth.

The Company may be unable to adequately expand its operational systems to accommodate growth, which could harm its ability to deliver its technology.

The Company’s operational systems have not been tested at the customer volumes that may be required in the future. The Company may encounter performance difficulties when operating with a substantially greater number of customers. In implementing new systems, the Company may experience periodic interruptions affecting all or a portion of its systems. Such interruptions could harm the Company’s ability to deliver its products and services and could result in the loss of current customers

The Company’s ability to execute its business plan will be impaired if it does not retain key employees.

The Company’s future success will depend largely on the efforts and abilities of senior management and key staff performing technical development, operations, customer support and sales. These employees are not obligated to continue their employment with MIS and may leave the Company at any time. Departure by key employees may impair the Company’s ability to succeed.

Operating results may vary because of factors management cannot control.

The Company’s operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are beyond management’s control. These factors include the costs of new technology, the relative speed and success with which the Company can acquire customers for its products and services, capital expenditures for equipment, sales and marketing and promotional activities and other costs, changes in the Company’s pricing policies, suppliers and competitors, changes in operating expenses, increased competition in the Company’s markets, and other general economic and seasonal factors.

The Company is dependent on its executive officers and additional management that will be hired in the future to effectuate its business plan.

The loss of the services of one or more of the Company’s executive officers could have a material adverse effect on the business, operating results and financial condition of the Company. Management cannot guarantee that it will be able to retain its key personnel. The future success of the Company also depends on management’s continuing ability to attract, assimilate and retain highly qualified sales, technical and managerial personnel, as well as outside directors. There can be no assurance that management can attract, assimilate or retain such personnel in the future. The Company does not currently maintain key man insurance for any of its executives.

The Corporation’s shares are not publicly traded and are subject to certain limitations on transfer. As a result, investors may have to hold their shares for a long time without the ability to liquidate their equity interest.

Investors should be aware of the potentially long-term nature of their investment in the shares of the Corporation. The offer and the sale of the shares of Common Stock will not be registered under the Securities Act or under any state securities laws. The Corporation is offering these shares of Common Stock pursuant to exemptions from registration, which depend in part upon investor’s investment intent. Investors will be required to represent that they are purchasing such Securities for their own account for investment purposes and not with a view to resale or distribution, Investors may not transfer their shares unless such transfer is registered under the Securities Act and applicable state securities laws, or an exemption from such securities laws is available. The shares will contain a legend to such effect. As a condition to any transfer, the Corporation may require the transferor to provide it with an opinion of legal counsel stating that the transfer is legal. There is no public trading market for the shares and there can be no assurance that any trading market will develop. Accordingly, investors may be required to bear the economic risks of their investment for an indefinite period of time.

Management of the business is controlled by Magnetech’s officers and directors who will be able to dictate all of its policies and actions, which investors will be unable to control since they will be minority shareholders.

After giving effect to all of the shares of the Offered Securities that could be issued in this Offering, Mr. Martell will maintain control of a majority of such shares, on a fully diluted basis. Consequently, Mr. Martell will be able to elect a majority of the Corporation’s directors and thereby control the management policies of the Corporation and the Company as well as determine the outcome of corporate actions requiring shareholder approval by majority action. The terms of the Placement Agency Agreement provide that the Placement Agent may elect two of the Corporation’s five directors, but Mr. Martell will still elect a majority of the directors.

OFFERING RISKS

The Price of the Offering was arbitrarily determined.

The offering price of the shares of Common Stock and other terms of the Offering were determined by the Company and the Placement Agent, in their sole discretions through arms-length negotiations, and are not necessarily related to the Company’s asset value, book value, financial condition, or any other recognized indicators of value.

Management will have discretion in use of funds.

The Corporation anticipates applying the net proceeds of the Offering to the items described above under the “Use of Proceeds” section of this Memorandum. However, there can be no assurance that these proceeds will be used exactly as described therein. In particular, in the event that competitive or other forces within the Company’s industry, or if the Company’s estimates of the cost of the proposed uses of these proceeds ultimately turn out to be inaccurate, the Corporation and the Company intend to adapt to such circumstances and may feel it necessary to reallocate the uses of the proceeds of the Offering among the uses described in the “Use of Proceeds” section or to other uses deemed appropriate by the Corporation or the Company. As such, management of the Company shall have broad discretion, subject to their fiduciary duties, in the application of the proceeds from the sale of the shares of Common Stock.

You should make an independent evaluation of the shares and the Company.

While the Corporation believes this Memorandum, together with the Stock Purchase Agreement and other exhibits to this Memorandum, contains sufficient information to assist prospective investors in making an informed investment decision, prospective investors are encouraged to ask questions of the Company and request additional information concerning the shares of Common Stock, Private Placement and the business of the Company. The Company will provide prospective investors with answers to their questions and any such additional information to the extent that it is available or can be obtained without unreasonable effort or expense. No federal or state commission, department or agency has made any evaluation, finding, recommendation or endorsement with respect to the shares of Common Stock.

Subscriber funds may be tied up for up to 135 days.

Under the terms of the Offering, a subscriber’s funds may be tied up for the Offering Period of 90 days, which may be extended for up to 45 days, and then returned without interest in the event there is no closing under the Offering or if the subscriber’s subscription is not accepted by the Corporation.

PLACEMENT AGENT

Strasbourger Pearson Tulcin Wolff Inc. is acting as Placement Agent in the sale of the shares of Common Stock offered hereby. Assuming the Maximum Offering is sold in the Financing, the Placement Agent will receive 10% of the purchase price of the shares of Common Stock sold, 50,000 shares of the corporation’s Common Stock and 4,500,000 warrants to purchase shares of the Corporation’s Common Stock at an exercise price of $0.0001 per share. The Corporation will also reimburse the Placement Agent for its accountable expenses incurred in connection with the Offering. The Placement Agent and their officers, employees and affiliates may purchase shares of Common Stock in the Offering.

The offering of the shares of Common Stock is being made on a “best efforts - any or all” basis. No subscription will be accepted until the Corporation or the Placement Agent has received a fully executed Stock Purchase Agreement, Investor Questionnaire and any other documents that may be required by the Corporation or the Placement Agent.

The Placement Agent will offer the shares of Common Stock only to prospective investors who meet the conditions of investment discussed herein under “Investor Suitability Standards,” and will otherwise conduct the Financing as required under Rule 506 of Regulation D.

The Corporation has agreed to indemnify and hold harmless the Placement Agent for any liability or cost incurred by the Placement Agent arising from any suit, action, proceeding or investigation in connection with the Placement Agent’s acting on its behalf in the Offering.

The price of the shares of Common Stock has been determined by negotiations between the Corporation and the Placement Agent. Among the factors considered in such negotiations are prevailing market conditions, estimates of the Company’s business potential, the present state of its development and other factors deemed relevant. The terms of the shares of Common Stock do not necessarily bear any relationship to the Corporation’s or the Company’s asset value or net book value.

INVESTOR SUITABILITY STANDARDS

This investment is suitable only for accredited investors, as that term is defined in Regulation D under the Securities Act. The shares of common stock issuable in this Offering are subject to transfer restrictions and cannot readily be sold, transferred, or assigned. There is no public market for the Corporation’s securities and there can be no assurance that a public market will ever develop. Accordingly, this investment is suitable only for investors who have no need for liquidity, and can afford to lose their entire investment.

The term “accredited investor” refers to any person or entity who comes within any of the following categories or the Company reasonably believes comes within any of the following categories:

a) Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; insurance company as defined in Section

2(13) of the Securities Act; investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of employees, if such plan has total assets in excess of $5,000,000; employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), if the investment decision is made by a plan fiduciary, as defined in Section 3(2) of ERISA, which is either a bank, a savings and loan association, insurance company, registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000 or if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

b) Any private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940;

c) Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust or partnership not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

d) Any director or executive officer of the Company;

e) Any trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506 of Regulation D;

f) Any natural person whose individual net worth or joint net worth with that person’s spouse, at the time of his purchase, exceeds $1,000,000;

g) Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income in the current year; or

h) Any entity in which all of the equity owners are accredited investors.

The above suitability standards are minimum requirements for prospective investors, and the satisfaction of these standards does not mean that the shares of common stock are a suitable investment for a prospective investor. Each prospective investor who is an individual must also sign representations that the prospective investor meets the following criteria:

a) He or she has no need for liquidity in this investment and is able to bear the economic risks of this investment;

b) He or she has such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the shares of Common Stock; and

c) He or she is purchasing for his or her own account, for investment and not with a view to resale.

The Corporation has the right to reject a subscription in whole or in part if in its sole discretion it believes that the prospective investor does not meet the suitability requirements, or the shares of Common Stock are otherwise an unsuitable investment for the prospective investor.

Foreign investors in the shares of Common Stock will be required to represent and warrant that they have complied with all securities laws of their jurisdiction of citizenship or residence, and they are not relying on the Corporation to ensure such compliance

APPENDIX A

UNAUDITED FINANCIAL STATEMENTS

FINANCIAL STATEMENTS

Following are the Company’s unaudited, management-compiled pro-forma financial statements for the fiscal year ended December 31, 2003 and the balance sheets as at December 31, 2003.

	Magnetech Integrated Services Corp.

	Proforma Balance Sheet - December 31, 2003

	Magnetech Industrial Services, Inc.	Martell Electric LLC	Pro forma
	$	$	$
Cash	(457,684)	(12,490)	(470,174)
Accounts Receivable-Trade	3,077,946	94,243	3,172,189
Accounts Receivable-Inter-Co	225,095	112,666	0
Prepaid Expenses	147,112	1,521	148,632
Inventory	2,890,967	30,092	2,921,059
Other Current Assets	49,827	0	49,827
CURRENT ASSETS	5,933,263	226,032	6,159,295
Fixed Assets	2,334,769	73,927	2,408,695
Accumulated Depreciation	(561,387)	(5,330)	(566,717)
NET FIXED ASSETS	1,773,381	68,597	1,841,978
Patents/Covenants	154,032	0	154,032
Accumulated Amortization	(102,937)	0	(102,937)
PATENTS/COVENANTS	51,095	0	51,095
OTHER NONCURRENT ASSETS	0	50	50

TOTAL ASSETS	7,757,739	294,679	8,052,418

Accounts Payable-Trade	1,916,457	51,669	1,968,125
Accounts Payable-Inter-Co	112,666	225,095	0
Accruals	591,640	71,839	663,479
Long Term Debt-current portion	1,546,315	0	1,546,315
CURRENT LIABILITIES	4,167,078	348,602	4,515,680

LONG-TERM DEBT	3,200,000	19,879	3,219,879

TOTAL LIABILITIES	7,367,078	368,481	7,735,559

Common Stock	1,000,000	500	1,000,500
Retained Earnings	(3,712,294)	(74,302)	(3,786,596)
Profit year to date	0	0	0
Additional Paid in Capital	3,102,955	0	3,102,955
EQUITY	390,661	(73,802)	316,858

LIABILITIES & EQUITY	7,757,739	294,679	8,052,418

	Magnetech Integrated Services Corp.

	Proforma Income Statement - year ending December 31, 2003

	Magnetech Industrial Services, Inc.	Martell Electric LLC	Pro forma
	$	$	$
Sales Revenues	15,279,443	212,113	15,491,556

Cost of Sales	11,883,883	223,853	12,107,736

Gross Profit	3,395,560	(11,740)	3,383,820
GP %	22.2%	-5.5%	21.8%

Selling, general and administration expenses	4,309,064	62,562	4,371,626

Operating Income (Loss)	(913,504)	(74,302)	(987,806)

Interest expense	125,624	0	125,624

Net (Loss)	(1,039,128)	(74,302)	(1,113,430)

EBITDA	(608,190)	(68,972)	(677,162)

Schedule 3.1(a)

Subsidiaries

Magnetech Industrial Services, Inc.
Martell Electric LLC

Schedule 3.1(c)

Capitalization and Registration Rights

As of the date hereof, the Company is authorized to issue 220,000,000 shares of capital stock, consisting of 200,000,000 shares of common stock without par value and 20,000,000 shares of preferred stock without par value.

Schedule 3.1(e)

Conflicts

None.

Schedule 3.1(f)

Consents and Approvals

Pursuant to that certain Business Loan Agreement by and between Magnetech and St. Joseph Capital Bank (the “Bank”) dated September 13, 2002, as amended by that certain First Amendment to Business Loan Agreement dated November 5, 2003, and that certain Second Amendment to Business Loan Agreement dated March 24, 2004, the Bank is required to consent, and has consented, to the transactions contemplated by this Agreement and the Transaction Documents.

Schedule 3.1(g)

Litigation

None.

Schedule 3.1(h)

Defaults and Violations

None.

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement, dated as of May __, 2004 is entered into between Magnetech Integrated Services Corp. an Indiana corporation (the “Company”) and the Purchasers listed on Schedule 1 hereto (each a “Holder”).

The parties hereto agree as follows.

1. Registration Rights.

1.1 Definitions. For purposes of this Agreement:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Form S-3” means such form under the Act as in effect on the date hereof or any successor form under the Act that permits inclusion or incorporation of substantial information by reference to the Company’s prior and subsequent public filings under the 1934 Act.

(c) The term “Common Stock” means the common stock of the Company.

(d) The term “Holder” means the Purchasers listed on Schedule 1 hereto and any assignee thereof in accordance with Section 1.12 hereof.

(e) The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

(f) The term “Other Stockholders” shall mean persons other than Holders who, by virtue of agreements with the Company, are entitled to include their securities in certain registrations hereunder.

(f) The term “Placement Agency Agreement” shall that that certain placement agency agreement amoung Strasbourger Pearson Tulcin Wolff Inc and Magnetech Industrial Services, Inc. and Magnetech Integrated Services Corp. dated April 26, 2004.

(g) The term “register”, “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(h) The term “Registrable Securities” means (i) the shares of Common Stock issued to the Holders pursuant to the Stock Purchase Agreements and the shares issuable upon the exercise of the warrants issued to Strasbourger Pearson Tulcin Wolff, Inc. pursuant to the Placement Agency Agreement, and (ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a private transaction in which his rights under this Agreement are not assigned or any shares of Common Stock which have been sold to the public either pursuant to a registration statement or Rule 144.

(i) The number of shares of “Registrable Securities then outstanding” shall be determined by the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(j) The term “Rule 144” shall mean Rule 144 as promulgated by the SEC under the Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the SEC.

(k) The term “SEC” shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Act.

(l) The term “Stock Purchase Agreements” shall mean (i) that certain stock purchase agreement between Magnetech Industrial Services Inc. and the purchasers listed on Schedule 1 thereto dated February 26, 2004 and (ii) that certain stock purchase agreement between Magnetech Integrated Services Corp. and the purchasers listed on Schedule 1 thereto dated May [ ] 2004.

1.2 Piggyback Registration.

(a) The Company and the Holder agree that the Registrable Securities will be included in the Company’s Form SB-2 Registration Statement anticipated to be prepared by counsel to the Company, which filing the Company agrees to use its reasonable best efforts to make not later than 120 days from the date hereof and to cause to be declared effective not later than 165 days from the date hereof. The Company and the Holder have further agreed that such inclusion will satisfy the registration rights given to Holder pursuant to this Agreement; provided, however, that such inclusion satisfies such obligation only if the registration statement is declared effective not later than 165 days from the date hereof; provided however, if the Company has not filed a Form SB-2 Registration Statement that includes the Registrable Securities within 120 days from the date hereof, for each thirty (30) days that such Form SB-2 is not filed the Company shall pay the Holders liquidated damages equal to one percent (1%) of the total issued share capital of the Company in Common Stock. With respect to the aforementioned liquidated damage award, each Holder shall receive shares of Common Stock, pro rata, based on the number of Registrable Securities owned by such Holder. Notwithstanding the foregoing, if the Company shall furnish to Holders a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed owing to a material pending transaction or other issue and it is therefore essential to defer the filing of such registration statement, the Company shall not be required to pay such liquidated damages.

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1.3 Demand Registration

(a) In the event that the SB-2 Registration Statement is not filed by the Company within 125 days from the date hereof pursuant to Section 1.2 hereof, a Holder or Holders shall be entitled to initiate registration request hereunder (“Initiating Holders) The Initiating Holders shall so advise the Company in writing that the Company file a registration statement under the Act registering the Registrable Securities. The Company shall file a Form SB-2 Registration Statement no later than 45 days from the date of such registration request and be declared effective not later than 90 days from the date thereof. The Company and the Holder shall further agree that such filing will satisfy the piggyback registration rights given to Holder pursuant to this Agreement; provided, however, that such inclusion satisfies such obligation only if the registration statement is declared effective not later than 90 days from the date of the request from the Initiating Holders.

(b) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.3, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed owing to a material pending transaction and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders.

(c) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.3 in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

1.4 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective until the Registrable Securities registered thereunder have been sold by the Holders (or such shorter period as the Holders may consent to in writing).

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

(c) Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

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(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Act.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g) Use its best efforts to cause all such Registrable Securities registered hereunder to be listed on the securities exchange or Nasdaq trading system on which similar securities of the Company are then listed or trade.

(h) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities.

1.6 Expenses of Registration.

(a) Demand Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Section 1.3, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company shall be borne by the Company; provided, however, that the Company shall not be required to pay for any

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expenses of any registration proceeding begun pursuant to Section 1.3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.3; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or Section 1.3.

(b) Piggyback Registration. All expenses other than underwriting discounts and commissions incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 for each Holder (which right may be assigned as provided in Section 1.11, including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities shall be borne by the Company.

1.7 Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.2 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below fifty percent of the total amount of securities included in such offering, or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder”, and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder”, as defined in this sentence.

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1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.9(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.9(b) exceed the

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net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9.

(d) If the indemnification provided for in this Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided that in no event shall any contribution by a Holder under this subsection 1.9(d) exceed the net proceeds from the offering received by such Holder or the amount such person would have been obligated to pay if indemnification had been available. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control for the parties to that agreement.

(f) The obligations of the Company and Holders under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

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1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times so long as the Company remains subject to the periodic reporting requirements under Section 13 or 15(d) of the 1934 Act;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.11 Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that is an affiliate (as such term is defined in Rule 405 of the Act) of the Holder, provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one

8

hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2.

1.13 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after the earlier of (i) five (5) years from the date hereof with respect to Demand Registration Rights, or (ii) such time as Rule 144 or another similar exemption (without recourse to Rule 144(k) unless such Holder holds less than or equal to 2% of the Stock) under the Securities Act is available for the sale of all of such Holder’s shares during a three (3)-month period without registration,

2. Miscellaneous.

2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days’ advance written notice to the other parties.

2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company.

2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and

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the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

2.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

2.10 Entire Agreement; Amendment; Waiver. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Magnetech Integrated Services Corp.

By:
Name:

Purchaser

By:
Name:

11

Schedule 1

Purchaser(s)

MAGNETECH INTEGRATED SERVICES CORP.
Private Placement of Common Stock

Name	Closing Date	Amount	Shares

Pershing as Cust., IRA FBO Tomas D'Avanzo	6/3/2004	$75,000.00	375,000
Robert H. Cole	6/3/2004	$30,000.00	150,000
David L. Cohen	6/3/2004	$55,000.00	275,000
Frederick B. Epstein	6/3/2004	$100,000.00	500,000
Jay Shrager & Carole Shrager JTWROS	6/3/2004	$45,000.00	225,000
Gary M. Glasscock	6/3/2004	$25,000.00	125,000
David R. Cole	6/3/2004	$30,000.00	150,000
Reese Cole Partnership Ltd.	6/3/2004	$100,000.00	500,000
James J. Thompson, III	6/3/2004	$40,000.00	200,000
Matthew A. Dancy	7/8/2004	$150,000.00	750,000
Gregg M. Gaylord & Linda S. Gaylord LV TR 1/18/99	7/8/2004	$50,000.00	250,000
Dr. Frank Lake, III	7/8/2004	$50,000.00	250,000
Dr. Leo Mazzocchi & Nancy T. Mazzocchi JTWROS	7/8/2004	$50,000.00	250,000
Joseph Rienzi & Judith Rienzi JTWROS	7/8/2004	$50,000.00	250,000
Larry Rosenfield	7/8/2004	$25,000.00	125,000
Dr. Gilbert R. Schorlemmer	7/8/2004	$20,000.00	100,000
William Sybesma	7/8/2004	$25,000.00	125,000
William Wisniewski & Jane Wisniewski JTWROS	7/8/2004	$20,000.00	100,000
Joseph Gazzola & Josephine Gazzola JTWROS	7/8/2004	$25,000.00	125,000
Mollie Ann Peters	7/8/2004	$15,000.00	75,000
Richard Campanella & Janis Campanella JTWROS	7/8/2004	$10,000.00	50,000
Stanley Merves	7/8/2004	$50,000.00	250,000
Tom Wrenn	7/8/2004	$25,000.00	125,000
David L. Cohen	7/8/2004	$145,000.00	725,000
Lawrence E. Jaffe Mon. Pen. Plan UAD 1/1/98	7/8/2004	$25,000.00	125,000
RS & VS Ltd.	7/8/2004	$50,000.00	250,000
Somerset Farms Profit Sharing Plan UA DTD 5/28/92	7/8/2004	$50,000.00	250,000
Jay Shrager & Carole Shrager JTWROS	7/8/2004	$55,000.00	275,000
Dr. Domenic Strazzulla	10/20/2004	$75,000.00	375,000
Gregg Goebel & Marilyn Goebel JTWROS	10/20/2004	$10,000.00	50,000
Stephen T. Skoly, Jr.	10/20/2004	$15,000.00	75,000
SwissFinanz Partner AG	10/20/2004	$125,000.00	625,000
Pershing LLC as Cust., SEP FBO Henry Fortier, III	10/20/2004	$23,700.00	118,500
Jay Shrager & Carole Shrager JTWROS	10/20/2004	$50,000.00	250,000
Garry J. Fadale	10/20/2004	$50,000.00	250,000
Pershing LLC as Cust., IRA FBO Thomas D'Avanzo	10/20/2004	$25,000.00	125,000
David L. Cohen	10/20/2004	$60,000.00	300,000
Thomas J. Keeney	10/20/2004	$50,000.00	250,000
William Sybesma & Martina Jane Sybesma JTWROS	10/20/2004	$50,000.00	250,000
William M. Greenfield	11/8/2004	$10,000.00	50,000
Jody Nelson	11/8/2004	$50,000.00	250,000
Pershing LLC - Cust., IRA FBO Henry Fortier, III, Roth Account	11/8/2004	$1,300.00	6,500
Garry J. Fadale	11/8/2004	$100,000.00	500,000
Gregg M. Gaylord & Linda S. Gaylord LV TR 1/18/99	11/8/2004	$30,000.00	150,000
Nasrollah Jahdi	11/8/2004	$30,000.00	150,000
Jay Shrager & Carole Shrager JTWROS	11/8/2004	$30,000.00	150,000
Frederick B. Epstein	11/8/2004	$25,000.00	125,000
SwissFinanz Partner AG	12/13/2004	$25,000.00	125,000
James Ladner	12/13/2004	$25,000.00	125,000
Garry J. Fadale	12/31/2004	$300,000.00	1,500,000

TOTALS		$2,550,000.00	12,750,000

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EXHIBIT B

ESCROW AGREEMENT

ESCROW AGREEMENT dated as of this __ day of May, 2004 by and among Magnetech Integrated Services Corp., an Indiana corporation (the “Company”), Wilmington Trust Company, a financial institution chartered under the laws of the State of Delaware (the “Agent”), and Strasbourger Pearson Tulcin Wolff Inc., a New York corporation (“Strasbourger”).

W I T N E S S E T H:

WHEREAS, the Company is offering 16,000,000 shares of Common Stock (“MISC Shares”) at $0.20 per MISC Share (inclusive of the $750,000 of Series A Convertible Redeemable Preferred Stock sold in the pre-bridge financing by the Company’s subsidiary Magnetech Industrial Services, Inc., which closed on February 26, 2004, and which automatically convert into 4,750,000 MISC Shares of this Offering (as such term is defined below), (the “Offering”) through Strasbourger; and

WHEREAS:

(a) The Offering will commence immediately and will continue until the earlier to occur of (i) the sale of the maximum number of MISC Shares that comprise the Offering and (ii) August ___, 2004, unless extended by up to 45 days by the Company and Strasbourger (the “Offering Period”);

(b) Once the Offering has been sold, the Company and Strasbourger may conduct one or more closings (each a “Closing”) on the sale of such MISC Shares;

(c) Tendered subscriptions for all MISC Shares shall be subject to acceptance by the Company, which subscriptions may be reduced in the sole discretion of the Company or rejected for any reason in the sole discretion of the Company;

(d) Proceeds received upon the subscription of the MISC Shares shall be held in escrow by the Agent pending the Closing on the MISC Shares, and disbursed upon the Closing; and

(e) If the Offering is not sold prior to the end of the Offering Period and there is no Closing, the Offering will be terminated and all funds received from Purchasers will be returned, without accrued interest and without any deduction. The day that the Offering Period terminates is hereinafter referred to as the “Termination Date.”

NOW, THEREFORE, in consideration of the mutual promises herein contained and intending to be legally bound, the parties hereby agree as follows:

1. Appointment of Agent. The Company hereby appoints Wilmington Trust Company as escrow agent in accordance with the terms and conditions set forth herein, and Wilmington Trust Company hereby accepts such appointment.

2. Delivery of Subscription Proceeds. All checks, drafts, or other instruments received from subscribers as payment for the Units will be delivered by the Company to the Agent, made payable to “Wilmington Trust Company, as Escrow Agent for Magnetech Integrated Services Corp.” Prior to Closing or earlier termination of the Offering, the Company will provide the Agent with a chart setting forth, as to each subscriber, his name, address, social security number or employer identification number, number of MISC Shares subscribed for, and the amount paid in connection with such subscription. The Agent is hereby empowered on behalf of the Company to endorse and collect all checks, drafts, wire funds transfers, promissory notes or other instruments received on account of subscriptions for MISC Shares.

3. Agent to Hold and Disburse Funds. The Agent will hold in a special account established for the benefit of the Company and disburse all funds received by it pursuant to the terms of this Escrow Agreement, as follows:

3.1 All funds received by the Agent pursuant to the terms of this Escrow Agreement shall be held in a non-interest bearing account with the Agent and may be invested in The Wilmington U.S. Government Portfolio fund. It is understood that all checks received by the Agent are subject to clearance time, and the funds represented thereby cannot be drawn until such time as the same constitutes good and collected funds.

3.2 In the event that prior to the Termination Date the Agent has received funds (and such funds are cleared within three days after the Termination Date) or other instruments in payment for subscriptions from the sale of the Offering, the Agent will, on the date of each Closing (the “Closing Date”), pursuant to (a) written instructions signed by the Company and Strasbourger and (b) written confirmation from counsel to either the Company or Strasbourger that all conditions for the release of the funds have been met, pay to the Company, Strasbourger and/or to any other person designated in such instructions, the proceeds received by the Agent from the sale of such Units (less the funds the Company is obligated to pay as a fee to the Agent pursuant to Section 7 hereof, unless otherwise paid by the Company).

3.3 In the event that a Closing does not occur prior to the end of the Offering Period or if no written instructions are received by the Agent from the Company and Strasbourger relative to funds received by the Agent from one or more subscribers to the Offering within three business days after the Termination Date, the Agent will return the escrowed funds to each Subscriber without deduction and without interest by check mailed to the address set forth in the chart delivered pursuant to Section 2. The Agent shall assume the Offering Period terminates on August ___, 2004 unless notified otherwise in writing by the Company or Strasbourger.

4. Exculpation and Indemnification of Agent.

4.1 The Agent shall have no duties or responsibilities other than those expressly set forth herein. The Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this Agreement referred to below, and except for instructions given to the Agent by the Company and Strasbourger relating

2

to the escrow deposit under this Agreement, the Agent shall not be obligated to recognize any agreement between any and all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

4.2 The Agent shall not be liable to the Company or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment. The Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained), which is believed by the Agent to be genuine and to be signed or presented by the proper person or persons. The Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this Agreement or any of the terms thereof, unless evidenced by a writing delivered to the Agent signed by the proper party or parties and, if the duties or rights of the Agent are affected, unless it shall give its prior written consent thereto. In the event the Agent receives conflicting instructions hereunder, the Agent shall be fully protected in refraining from acting until such conflict is resolved to the satisfaction of the Agent.

4.3 The Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein; nor shall the Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property of this Agreement. The Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Agent pursuant to the provisions hereof. The Agent shall not be liable to the Company or to anyone else for any loss which may be incurred by reason of any investment of any monies which it holds hereunder provided the Agent has complied with the provisions of Section 3.1 hereunder.

4.4 The Agent shall have the right to assume in the absence of written notice to the contrary from the proper person or persons that a fact or an event by reason of which an action would or might be taken by the Agent does not exist or has not occurred, without incurring liability to the other parties hereto or to anyone else for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption. Agent shall be entitled to consult with legal counsel in the event that a question or dispute arises with regard to the construction of any of the provisions hereof, and shall incur no liability and shall be fully protected in acting in accordance with the advice or opinion of such counsel.

Agent shall not be required to take any action which, in the Agent’s sole and absolute judgment, could involve it in expense or liability in excess of its fees and reimbursable expenses hereunder unless furnished with security and indemnity which it deems, in its sole and absolute discretion, to be satisfactory.

4.5 To the extent that the Agent becomes liable for the payment of taxes, including withholding taxes, in respect of income derived from the investment of funds held hereunder or any

3

payment made hereunder, the Agent may pay such taxes. The Agent may withhold from any payment of monies held by it hereunder such amount as the Agent estimates to be sufficient to provide for the payment of such taxes not yet paid, and may use the sum withheld for that purpose. The Agent shall be indemnified and held harmless against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in Section 4.6.

4.6 The Agent will be indemnified and held harmless by the Company from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies; provided, however, that such indemnification shall not extend to proven acts of gross negligence, willful misconduct or bad faith by the Agent. The Agent shall have a lien for the amount of any such expenses or loss on the monies and other property held by it hereunder and shall be entitled to reimburse itself from such monies or property for the amount of any such expense or loss. Promptly after the receipt by the Agent or notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing, but the failure by the Agent to give such notice shall not relieve the Company from any liability which the Company may have to the Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Agent may retain and hold for such time as it deems necessary such amount of monies or property as it shall, from time to time, in its sole discretion, deem sufficient to indemnify itself for any such loss or expense and for any amounts due it under Section 7. The terms of this Section 4.6 shall survive the termination of this Agreement.

4.7 For the purposes hereof, the term “expense or loss” shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

5. Termination of Agreement and Resignation of Agent.

5.1 This Escrow Agreement shall terminate on the final disposition of the monies and property held in escrow hereunder, provided that the rights of the Agent and the obligations of the other parties hereto under Sections 4 and 7 shall survive the termination hereof.

5.2 The Agent may resign at any time and be discharged from its duties as Agent hereunder by giving the Company and Strasbourger at least 30 days' notice thereof. As soon as practicable after its resignation, the Agent shall turn over to a successor escrow agent appointed by the Company all monies and property held hereunder (less such amount as the Agent is entitled to retain pursuant to Section 7) upon presentation of the document appointing the new escrow agent and its acceptance thereof. If no new Agent is so appointed within the 60-day period following such notice of resignation, the Agent may deposit the aforesaid monies and property with any court it deems appropriate.

4

6. Form of Payments by Agent.

6.1 Any payments by the Agent to subscribers or to persons other than the Company pursuant to the terms of this Agreement shall be made by check, payable to the order of each respective subscriber or other person, or by wire transfer.

6.2 Except as otherwise specifically indicated, all amounts referred to herein are expressed in United States Dollars and all payments by the Agent shall be made in such dollars.

7. Compensation of Agent. For services rendered, the Agent shall receive as compensation $3,500 and all interest income on the funds received pursuant to this Agreement. The Agent shall also be entitled to reimbursement from the Company for all reasonable expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all counsel, advisors' fees and disbursements and all reasonable taxes or other governmental charges upon presentation of supporting documentation, if requested by the Company. It is anticipated that such disbursement shall not exceed $1,000 barring any unforeseen circumstances.

8. Notices. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by overnight courier providing a receipt of delivery or by certified or registered mail, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner.

if to the Company:
1125 S. Walnut Street South Bend, IN 46619 Attention: John A Martell	Telephone: (574) 234-8131 Facsimile: (574) 232-7648
with a copy to:
Barnes & Thornburg 600 1st Source Bank Building 100 N. Michigan St South Bend, IN 46601 Attention: Richard L. Mintz, Esq.	Telephone: (574) 233-1171 Facsimile: (574) 237-1125
if to the Agent:
Wilmington Trust Company 1100 North Market Street Wilmington, DE 19890 Attention: Scott Huff	Telephone: (302) 636-6449 Facsimile: (302) 636-4145

5

if to Strasbourger:
Strasbourger Pearson Tulcin Wolff Inc. 33 Whitehall Street, 17th Floor New York, NY 10004 Attention: Ron Moschetta	Telephone: (646) 459-6972 Facsimile: (212) 785-1833
with a copy to:
Gottbetter & Partners, LLP 488 Madison Ave, 12th Floor New York, NY 10022 Attention: Louis R. Cammarosano	Telephone: (212) 400-6900 Facsimile: (212) 400-6901

9. Further Assurances. From time to time on and after the date hereof, the Company shall deliver or cause to be delivered to the Agent such further documents and instruments and shall do and cause to be done such further acts as the Agent shall reasonably request (it being understood that the Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this Agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

10. Consent to Service of Process. Each of the Company, Strasbourger and Agent hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this Agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to each of the Company and Strasbourger at its address for purposes of notices hereunder.

11. Miscellaneous.

11.1 If for any reason the escrow deposits are not received by the Agent as contemplated herein, the Company shall reimburse the Agent for all expenses, including reasonable counsel fees and disbursements, paid or incurred by it in making preparations for providing the services contemplated hereby.

11.2 This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms “hereby,”“hereof,”“hereto,”“hereunder” and any similar terms, as used in this Agreement, refer to the Agreement in its entirety and not only to the particular portion of this Agreement where the term is used. The word “person” shall mean any natural person, partnership, company, government and any other form of business or legal entity. All words or terms used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This Agreement shall not be admissible in evidence to construe the provisions of any prior agreement. The rule of ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

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11.3 This Agreement and the rights and obligations hereunder of the Company may be assigned by the Company only to a successor to the Company's entire business. This Agreement and the rights and obligations hereunder of the Agent may be assigned by the Agent only to a successor to its entire business. This Agreement shall be binding upon and inure to the benefit of each party's respective successors, and permitted assigns. No other person shall acquire or have any rights under or by virtue of this Agreement. This Agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Agent and the Company. This Agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this Section 11.3) their respective successors, and assigns, and none of the provisions of this Agreement are intended to be, nor shall they be construed to be, for the benefit of any third person.

11.4 This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The representations and warranties contained in this Agreement shall survive the execution and delivery hereof and any investigations made by any party. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

12. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signature of all of the parties reflected hereon as the signatures.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

WILMINGTON TRUST COMPANY
By:
Name:
Title:

MAGNETECH INTEGRATED SERVICES CORP.
By:
Name:
Title:

STRASBOURGER PEARSON TULCIN WOLFF, INC.
By:
Name:
Title:

7